                                                                    EXHIBIT 10.1
================================================================================

                                CREDIT AGREEMENT

                         dated as of February 28, 2000

                                  by and among

                            LUFKIN INDUSTRIES, INC.,
                                as the Borrower,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                 as the Agent,

                                      and

                            THE LENDERS NAMED HEREIN



                     $20,000,000 REVOLVING LOAN A FACILITY

                      $5,000,000 REVOLVING LOAN B FACILITY

================================================================================

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE 1 - Definitions...........................................................    1
 Section 1.1     Definitions......................................................    1
 Section 1.2     Other Definitional Provisions....................................   18
 Section 1.3     Accounting Terms and Determinations..............................   19
 Section 1.4     Financial Covenants and Reporting................................   19

ARTICLE 2 - Loans.................................................................   20
 Section 2.1     Commitments......................................................   20
 Section 2.2     Notes............................................................   21
 Section 2.3     Repayment of Loans...............................................   21
 Section 2.4     Interest.........................................................   22
 Section 2.5     Borrowing Procedure..............................................   23
 Section 2.6     Optional Prepayments, Conversions, and Continuations of Loans....   23
 Section 2.7     Mandatory Prepayments............................................   23
 Section 2.8     Minimum Amounts..................................................   23
 Section 2.9     Certain Notices..................................................   24
 Section 2.10    Use of Proceeds..................................................   25
 Section 2.11    Fees.............................................................   25
 Section 2.12    Computations.....................................................   26
 Section 2.13    Termination or Reduction of Commitments..........................   26
 Section 2.14    Letters of Credit................................................   26

ARTICLE 3 - Payments..............................................................   30
 Section 3.1     Method of Payment and Application of Payments....................   30
 Section 3.2     Pro Rata Treatment...............................................   31
 Section 3.3     Sharing of Payments, Etc.........................................   31
 Section 3.4     Non-receipt of Funds by the Agent................................   32
 Section 3.5     Taxes............................................................   32
 Section 3.6     Withholding Tax Exemption........................................   33
 Section 3.7     Reinstatement of Obligations.....................................   34
 Section 3.8     No Force Majeure, Disputes.......................................   34
 Section 3.9     Participation Obligations Absolute; Failure to Fund Participation   35

ARTICLE 4 - Yield Protection and Illegality.......................................   35
 Section 4.1     Additional Costs.................................................   35
 Section 4.2     Limitation on Types of Loans.....................................   37
 Section 4.3     Illegality.......................................................   37
 Section 4.4     Treatment of Affected Loans......................................   37
 Section 4.5     Compensation.....................................................   38
 Section 4.6     Capital Adequacy.................................................   38
 Section 4.7     Replacement of Lenders...........................................   39

ARTICLE 5 - Conditions Precedent..................................................   39
 Section 5.1     Initial Extension of Credit......................................   39
 Section 5.2     All Extensions of Credit.........................................   42
 Section 5.3     Closing Certificates.............................................   42

ARTICLE 6 - Representations and Warranties........................................   42
 Section 6.1     Existence........................................................   42
 Section 6.2     Financial Statements.............................................   43
 Section 6.3     Corporate Action; No Breach......................................   43
 Section 6.4     Operation of Business; Licenses..................................   43
 Section 6.5     Intellectual Property............................................   44
 Section 6.6     Litigation and Judgments.........................................   44
 Section 6.7     Rights in Properties; Liens......................................   44
 Section 6.8     Enforceability...................................................   44
 Section 6.9     Approvals........................................................   44
 Section 6.10    Debt.............................................................   45
 Section 6.11    Taxes............................................................   45
 Section 6.12    Margin Securities................................................   45
 Section 6.13    ERISA............................................................   45
 Section 6.14    Disclosure.......................................................   46
 Section 6.15    Subsidiaries; Capitalization.....................................   46
 Section 6.16    Compliance With Laws.............................................   46
 Section 6.17    Investment Company Act...........................................   46
 Section 6.18    Public Utility Holding Company Act...............................   46
 Section 6.19    Environmental Matters............................................   46
 Section 6.20    Year 2000 Compliance.............................................   48
 Section 6.21    Labor Disputes and Acts of God...................................   48
 Section 6.22    Outstanding Securities...........................................   48
 Section 6.23    Solvency.........................................................   48
 Section 6.24    Employee Matters.................................................   49
 Section 6.25    Insurance........................................................   49
 Section 6.26    Principal Place of Business......................................   49
 Section 6.27    Burdensome Agreements............................................   49
 Section 6.28    Survival of Representations and Warranties, Etc..................   49

ARTICLE 7 - Affirmative Covenants.................................................   49
 Section 7.1     Reporting Requirements...........................................   50
 Section 7.2     Maintenance of Existence; Conduct of Business....................   52
 Section 7.3     Maintenance of Properties and Licenses...........................   52
 Section 7.4     Taxes and Claims.................................................   53
 Section 7.5     Insurance........................................................   53
 Section 7.6     Inspection Rights................................................   54
 Section 7.7     Keeping Books and Records........................................   54

 Section 7.8     Compliance With Laws.............................................   54
 Section 7.9     Compliance With Agreements.......................................   54
 Section 7.10    Further Assurances...............................................   54
 Section 7.11    ERISA............................................................   55
 Section 7.12    Non-Consolidation................................................   55
 Section 7.13    Year 2000 Compliance.............................................   55
 Section 7.14    Delivery of Certain Amendments and Funded Debt Documents.........   55

ARTICLE 8 - Negative Covenants....................................................   55
 Section 8.1     Debt.............................................................   55
 Section 8.2     Limitation on Liens..............................................   56
 Section 8.3     Mergers, Etc.....................................................   56
 Section 8.4     Restricted Payments..............................................   56
 Section 8.5     Limitation on Issuance of Capital Stock..........................   57
 Section 8.6     Transactions with Affiliates.....................................   57
 Section 8.7     Sale and Leaseback...............................................   57
 Section 8.8     Lines of Business................................................   57
 Section 8.9     Environmental Protection.........................................   57
 Section 8.10    Intercompany Transactions........................................   58
 Section 8.11    ERISA............................................................   58
 Section 8.12    Disposition of Assets............................................   58

ARTICLE 9 - Financial Covenants...................................................   58
 Section 9.1     Minimum Tangible Net Worth.......................................   58
 Section 9.2     Leverage Ratio...................................................   59
 Section 9.3     Interest Coverage................................................   59
 Section 9.4     Net Income.......................................................   59

ARTICLE 10 - Default..............................................................   59
 Section 10.1    Events of Default................................................   59
 Section 10.2    Remedies.........................................................   61
 Section 10.3    Performance by the Agent, Etc....................................   62

ARTICLE 11 - The Agent............................................................   62
 Section 11.1    Appointment, Powers, and Immunities..............................   62
 Section 11.2    Rights of Agent as a Lender......................................   64
 Section 11.3    Defaults.........................................................   64
 Section 11.4    Indemnification..................................................   64
 Section 11.5    Independent Credit Decisions.....................................   65
 Section 11.6    Several Commitments..............................................   65
 Section 11.7    Successor Agent..................................................   66

ARTICLE 12 - Miscellaneous........................................................   66
 Section 12.1    Expenses.........................................................   66

 Section 12.2    Indemnification..................................................   67
 Section 12.3    Limitation of Liability..........................................   68
 Section 12.4    No Duty..........................................................   68
 Section 12.5    No Fiduciary Relationship........................................   68
 Section 12.6    Equitable Relief.................................................   68
 Section 12.7    No Waiver; Cumulative Remedies...................................   68
 Section 12.8    Successors and Assigns...........................................   69
 Section 12.9    Survival.........................................................   72
 Section 12.10   Entire Agreement.................................................   72
 Section 12.11   Amendments.......................................................   72
 Section 12.12   Maximum Interest Rate............................................   73
 Section 12.13   Notices..........................................................   73
 Section 12.14   Governing Law; Venue; Service of Process.........................   74
 Section 12.15   Waiver of Jury Trial.............................................   75
 Section 12.16   Counterparts.....................................................   75
 Section 12.17   Severability.....................................................   75
 Section 12.18   Headings.........................................................   75
 Section 12.19   Construction.....................................................   75
 Section 12.20   Independence of Covenants........................................   75
 Section 12.21   Approvals and Consent............................................   75

                                   EXHIBITS

Exhibit A   - Form of Assignment and Acceptance
Exhibit B-1 - Form of Revolving Note A
Exhibit B-2 - Form of Revolving Note B
Exhibit C   - Form of Notice of Borrowing
Exhibit D   - Form of Compliance Certificate



                                   SCHEDULES

Schedule 1.1  - Permitted Liens
Schedule 6.6  - Litigation and Judgments
Schedule 6.10 - Existing Debt
Schedule 6.13 - ERISA Matters
Schedule 6.15 - Subsidiaries; Capitalization
Schedule 6.25 - Employee Matters
Schedule 6.26 - Insurance

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of February 28, 2000, is by and among LUFKIN INDUSTRIES, INC., a Texas corporation (the "Borrower"), each of the lending entities which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto as a lender or any successor thereof or assignee thereof pursuant to Section 12.8 (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                 RECITALS:

     A. The Borrower desires to obtain revolving loan facilities to finance certain of its general corporate expenses and provide working capital in the ordinary course of the Borrower's business.

     B. The Lenders desire to provide such loan facilities with the assistance of the Agent upon and subject to the terms and provisions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Additional Costs" has the meaning specified in Section 4.1(a).

     "Adjusted Federal Funds Rate" means, for any Fed Funds Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1.00%)) determined by the Agent to be equal to the quotient obtained by dividing (a) the Federal Funds Rate for such Fed Funds Rate Loan by (b) one (1) minus the Reserve Requirement for such Fed Funds Rate Loan.

     "Adjusted Libor Rate" means, for any Libor Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1.00%)) determined by the Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Rate Loan for such Interest Period by (b) one (1) minus the Reserve Requirement for such Libor Rate Loan for such Interest Period.

     "Adjusted Net Income" means, as to any Person (the "subject Person") and its Consolidated Subsidiaries and for any period, Net Income less the following (without duplication) to the extent that any of the following shall have been included in Net Income for such period: (a) any net gain (or plus any loss) arising from the sale of any property, plant, or equipment; (b) any net gain (or plus any loss) arising from any write-up or write-down of assets; excluding, however, the effect of any adjustment to the LIFO Reserve; (c) earnings or losses of any other Person, substantially all of the assets of which have been acquired by the subject Person or a Consolidated Subsidiary of the subject Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition; (d) earnings or losses of any Person (other than a Consolidated Subsidiary of the subject Person) in which the subject Person or a Consolidated Subsidiary of the subject Person has an ownership interest, unless such earnings have actually been received by the subject Person or such Consolidated Subsidiary in the form of cash distributions; and (e) any net gain or loss arising from the acquisition of any securities of the subject Person or a Consolidated Subsidiary of the subject Person.

     "Affiliate" means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10.0%) or more of any class of Capital Stock of the subject Person, or (c) ten percent (10.0%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Capital Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Loan Documents, neither the Agent, the Issuing Bank, nor any Lender shall be deemed to be an Affiliate of the Borrower or any Affiliate of the Borrower.

     "Agent" has the meaning specified in the introductory paragraph of this Agreement.

     "Aggregate Commitments" means, as to all Lenders, the Revolving Loans A Commitments and the Revolving Loans B Commitments.

     "Agreement" means this Credit Agreement and any and all amendments, restatements, or other modifications hereto.

     "Applicable Lending Office" means, for each Lender and each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 12.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent by written notice in accordance with the terms hereof as the office by which such Lender's Loans of such Type are to be made and maintained.

     "Applicable Margin" means (a) with respect to the Revolving Loans A, as of the Closing Date, one and one-half percent (1.50%) per annum with respect to Libor Rate Loans and zero percent (0.00%) per annum with respect to Prime Rate Loans, subject to adjustment in the case of Libor Rate Loans from time to time as set forth in the next succeeding sentence to the percentage specified corresponding to the Debt Ratio as set forth in the table below, respectively, and (b) with respect to the Revolving Loans B, as of the Closing Date and thereafter, one percent (1.00%) per annum with respect to Fed Funds Rate Loans and zero percent (0.00%) per annum with respect to Prime Rate Loans.

                                                             Applicable Margin on
                     Debt Ratio                                Libor Rate Loans
--------------------------------------------------------------------------------------
Greater than 3.00 to 1.00                                                         1.75%
--------------------------------------------------------------------------------------
Less than or equal to 3.00 to 1.00 but greater than                               1.50%
 2.00 to 1.00
--------------------------------------------------------------------------------------
Less than or equal to 2.00 to 1.00 but greater than                               1.25%
 1.00 to 1.00
--------------------------------------------------------------------------------------
Less than or equal to 1.00 to 1.00                                                1.00%
--------------------------------------------------------------------------------------

For the purpose of determining the Applicable Margin, the Debt Ratio shall be determined based upon the Borrower's financial statements for each respective fiscal quarter end, commencing with the fiscal quarter ending December 31, 1999, delivered to the Agent as required by Section 7.l(a) (with respect to the Borrower's fiscal quarter ending December 31 of each year) and Section 7.1(b) (with respect to the Borrower's fiscal quarters ending March 31, June 30, and September 30 of each fiscal year), and any resulting change, if any, in the Applicable Margin shall become effective on the first day of the calendar month following the calendar month in which such financial statements and the required Compliance Certificate are delivered to the Agent, and, with respect to any Libor Loans outstanding on the effective date of such change, on the date any Libor Rate Loan is made, Continued, or Converted, as the case may be.

     "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including, without limitation, any sale/lease-back arrangement), lease, assignment, transfer, or other voluntary disposition of any asset of such Person (including, without limitation, the sale or other disposition of any Capital Stock of any Subsidiary of such Person but excludes any such transaction among any of the Related Parties) other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment that is obsolete or no longer useful in the business of such Person, (c) dispositions of equipment if and to the extent that the equipment disposed of is, concurrently therewith, exchanged or replaced by equipment of equal or greater value, and (d) any involuntary disposition resulting from casualty damage to Property.

     "Assignee" has the meaning specified in Section 12.8(b).

     "Assigning Lender" has the meaning specified in Section 12.8(b).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee, in substantially the form of Exhibit A.

     "Bank of America" means Bank of America, National Association, and its successors and assigns (other than Assignees pursuant to Section 12.8), acting in its individual capacity; provided that, when used in any context with respect to the Revolving Loans B, "Bank of America" means Bank of America, National Association, and its successors and assigns (including, without limitation, any such assigns pursuant to Section 12.8(h).

     "Bankruptcy Code" has the meaning specified in Section 10.1(e).

     "Board of Directors" means (a) with respect to any Person which is a corporation, the board of directors of such Person and (b) with respect to any Person which is not a corporation, an analogous body, officer or representative of such Person which is the functional equivalent of the board of directors of a corporation and which has the power and authority to authorize and effectuate the execution, delivery, and performance of agreements, documents, and instruments on behalf of such Person and to take other actions to on behalf of such Person.

     "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

     "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of North Carolina or is a day on which banking institutions located in Texas or North Carolina are closed, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Libor Rate Loans, any day which is a Business Day described in clause (a) preceding and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Consolidated Subsidiaries which are classified as capital expenditures in accordance with GAAP, including, without limitation, the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

     "Capital Lease" means any lease of property which, in accordance with GAAP, should be reflected as a capital lease on a balance sheet.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are or would be classified as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means corporate stock and any and all securities, shares, partnership interests (whether general, limited, special, or other partnership interests), limited liability company interests, membership interests, equity interests, participations, rights, or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company, or another entity) and includes, without limitation, securities convertible into Capital Stock and rights, warrants, or options to acquire Capital Stock.

     "Change in Control" means the occurrence of any event where any Person, or two or more Persons acting as a group (as defined in Section 13d-3 of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of fifty-one percent (51.0%) or more of the outstanding shares of Voting Stock of the Borrower.

     "Closing Date" means February 28, 2000, the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Commitment" means, as to any Lender other than Bank of America, such Lender's Revolving Loans A Commitment, and means, as to Bank of America, Bank of America's Revolving Loans A Commitment or Revolving Loans B Commitment (as applicable based upon the context in which such term is used), and "Commitments" means, as to any one or more of the Lenders, such Lender's or Lenders' (as applicable based upon the context in which such term is used) Revolving Loans A Commitment(s) and Revolving Loans B Commitment, collectively.

     "Commitment Percentage" means, as to any Lender and as to the Revolving Loans A Commitments, the Revolving Loans B Commitment, or the Aggregate Commitments (as applicable based upon the context in which such term is used), the percentage equivalent of a fraction, the numerator of which is the amount of the outstanding Revolving Loans A Commitment, Revolving Loans B Commitment, or Aggregate Commitments (as applicable) of such Lender (or if such applicable Commitment has terminated or expired, the outstanding principal amount of the Revolving Loans A plus the Letter of Credit Liabilities, the Revolving Loans B, or the Loans plus the Letter of Credit Liabilities, respectively, of such Lender) and the denominator of which is the aggregate amount of the outstanding Revolving Loans A Commitments, Revolving Loans B Commitment, or Aggregate Commitments (as applicable) of all Lenders (or if such applicable Commitments have terminated or expired, the aggregate outstanding principal amount of the Revolving Loans A plus the Letter of Credit Liabilities, the Revolving Loans B, or the Loans plus the Letter of Credit Liabilities, respectively, of all Lenders), as adjusted from time to time in accordance with Section 12.8.

     "Compliance Certificate" has the meaning specified in Section 7.1(c).

     "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary of such Person the financial attributes of which are or would be consolidated with those of such Person in the consolidated financial statements of such Person in accordance with GAAP.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Libor Rate Loan as a Libor Rate Loan from one Interest Period to the next Interest Period.

     "Contract Rate" has the meaning specified in Section 12.12(a).

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

     "Current Date" means (a) a date occurring no more than thirty (30) days prior to the Closing Date or other relevant date as may be specified herein (as applicable) or (b) such earlier date which is acceptable to the Agent.

     "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities, and obligations of such Person for borrowed money;
(b) all indebtedness, liabilities, and obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capital Lease Obligations of such Person; (d) all indebtedness, liabilities, and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (e) all Debt of others Guaranteed by such Person; (f) all indebtedness, liabilities, and obligations secured by a Lien (other than a Lien of the type specified in any of clause (c), (d), (e), (f), or (g) of the definition of Permitted Liens) existing on Property owned by such Person, whether or not the indebtedness, liabilities, or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all indebtedness, liabilities, and obligations of such Person to redeem or retire shares of Capital Stock of such Person; provided that the holder(s) of such shares of Capital Stock shall currently hold the right to redeem or retire such shares of Capital Stock in cash; (i) all indebtedness, liabilities, and obligations of such Person under Interest Rate Protection Agreements; and (j) all indebtedness, liabilities, and obligations of such Person in respect of unfunded vested benefits under any pension plans, including, without limitation of the Borrower under any Pension Plan.

     "Debt Ratio" means, as of any period end and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) Funded Debt to (b) EBITDA for the preceding four fiscal quarters; provided that for the fiscal quarters ending December 31, 1999, March 31, 2000, and June 30, 2000, such calculation shall be annualized for the number of months elapsed since
September 30, 1999.

     "Default" means an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan or Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document, a rate per annum equal to the lesser of (a) the sum of two percent (2.00%) plus the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans or (b) the Maximum Rate; provided, however, that if such amount in default is principal of a Libor Rate Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the lesser of the rate per annum equal to (i) the sum of two percent (2.00%) plus the interest rate for such Libor Rate Loan for such Interest Period as provided in clause (ii) of Section 2.4(a) hereof or (ii) the Maximum Rate and, thereafter, the rate provided for above in this definition.

     "Dollars" and "$" mean lawful money of the U.S.

     "EBITDA" means, as to any Person and its Consolidated Subsidiaries and for any period, without duplication, the sum of the following for such Persons for such period determined on a consolidated basis in accordance with GAAP without taking into effect any change or other adjustment to the amount of the LIFO
Reserve: (a) Adjusted Net Income, plus (b) Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Adjusted Net Income, plus
(d) depreciation and amortization expense to the extent deducted in determining Adjusted Net Income.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"), and (c) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.8, the Borrower, such approval not to be unreasonably withheld, conditioned, or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within thirty
(30) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Agent and the Borrower; provided, however, that no Affiliate of the Borrower shall qualify as an Eligible Assignee).

     "Environmental Law" means any federal, state, provincial, local, or foreign law, statute, code, or ordinance, principle of common law, rule, or regulation, as well as any License, order, decree, judgment, or injunction issued, promulgated, approved, or entered thereunder, relating to pollution or the protection, cleanup, or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge, or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. *(S)9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. *(S)6901 et seq., the Occupational Safety and Health Act, 29 U S.C. *(S)651 et seq., the Clean Air Act,

42 U.S.C. *(S)7401 et seq., the Clean Water Act, 33 U. S. C. *(S)1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C. *(S)11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. *(S)136 et seq., and the Toxic Substances Control Act, 15 U.S.C. *(S)2601 et seq., and any state or local counterparts.

     "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal, penal or civil statute, including, without limitation, any Environmental Law, License, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations, or employers of which the Borrower is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m), or (o) of the Code.

     "Event of Default" has the meaning specified in Section 10.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

     "Fed Funds Rate Loans" means Loans made by Bank of America pursuant to
Section 2.1(b) that bear interest at rates based upon the Adjusted Federal Funds Rate.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for day shall be the average rate which would be charged to Bank of America (in its individual capacity) on such day on such transactions as determined by Bank of America.

     "Funded Debt" means Debt described in clauses (a) through (c) of the definition of Debt; provided that Funded Debt shall not include the Debt evidenced by the Wilson Notes, such Debt having been incurred by the Borrower in connection with the acquisition of all of the issued and outstanding common stock of Fannie Lee Mitchell of Texas, Inc. and being secured by escrowed cash or cash equivalents with Chase Bank of Texas, N.A., as escrow agent.

     "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period (subject to changes in GAAP as determined from time to time by the Accounting Principles Board of the American Institute of Certified Public Accountants and/or the Financial Accounting Standards Board).

     "Governmental Authority" means any nation or government, any state, provincial, or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, License, or other directive or requirement of any Governmental Authority.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability, or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay or to maintain financial statement conditions, or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability, or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent, or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant, or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance), and polychlorinated biphenyls.

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings, or royalty rights.

     "Interest Coverage Ratio" means, for any period, the ratio of the Borrower's and its Consolidated Subsidiaries' (a) (i) Adjusted Net Income, plus
(ii) Interest Expense, plus (iii) income and franchise taxes to the extent deducted in determining Adjusted Net Income to (b) Interest Expense; each such component to be determined on a consolidated basis in accordance with GAAP; provided that for the fiscal quarters ending March 31, 2000, June 30, 2000, and September 30, 2000, such calculation shall be annualized for the number of months elapsed since December 31, 1999, and thereafter shall be calculated as of the end of each fiscal quarter for the preceding four (4) consecutive fiscal quarters.

     "Interest Expense" means, as to any Person and its Consolidated Subsidiaries and for any period, and without duplication, all interest on Debt of such Persons determined in accordance with GAAP, including, without limitation, the interest portion of payments in respect of Capital Lease Obligations.

     "Interest Period" means, with respect to any Libor Rate Loan, each period commencing on the date such Loan is made or Converted from a Prime Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.9, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than six (6) Interest Periods for Libor Rate Loans shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Libor Rate Loans would otherwise be a shorter period, such Libor Rate Loans shall not be available hereunder.

     "Interest Rate Protection Agreement" means, with respect to the Borrower, an interest rate swap, cap, collar agreement, or other similar arrangement between the Borrower and one or more counterparties providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     "Issuing Bank" means Bank of America or such other Lender which is a commercial bank as the Borrower and Bank of America may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph of this Agreement.

     "Letter of Credit" has the meaning specified in Section 2.14.

     "Letter or Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by the Borrower in connection with the issuance of such Letter of Credit.

     "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) all unreimbursed drawings under Letters of Credit.

     "Leverage Ratio" means, as of any period end for the Borrower and its Consolidated Subsidiaries determined according to GAAP, the ratio of (a) total liabilities to (b) Tangible Net Worth.

     "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1.00%)) appearing on Telerate (formerly known as Dow Jones Markets) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If the Agent is unable to obtain any quotation as provided above, the term "Libor Rate" shall mean, for any Libor Account for any Interest Period therefor, the rate of interest per annum determined by Agent to be the rate at which Dollar deposits in the approximate amount of the applicable borrowing, Conversion, or Continuation of such Libor Account and having a maturity comparable to such Interest Period would be offered by Bank of America to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

     "Libor Rate Loans" means Loans that bear interest at rates based upon the Libor Rate or the Adjusted Libor Rate.

     "License" means any consent, permit, franchise, certificate, approval, order, license, right-of-way (whether an easement, contract, or agreement in any form), or other authorization.

     "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, hypothecation, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Notwithstanding the foregoing, a negative pledge shall not constitute a Lien.

     "LIFO Reserve" means, at any time, the cumulative reserve which appears on the Borrower's consolidated financial statements resulting from adjustments to state inventory at an amount determined on a last-in, first-out basis or at fair market value, in accordance with GAAP.

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit Agreements, and all other agreements, documents, instruments, and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing (excluding any commitment letter, term sheet, or other agreement entered into prior to the Closing Date), and any and all amendments, restatements, or other modifications thereof.

     "Loans" means the Revolving Loans A and the Revolving Loans B, and "Loan" means any of such Loans.

     "Material Adverse Effect" means any event, development, or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition, results of operations, or prospects of the Borrower individually or of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights and/or remedies of the Agent and/or the Lenders thereunder, or (c) the ability of the Borrower to pay and perform its indebtedness, liabilities, and/or obligations under any of the Loan Documents.

     "Maturity Date" means (a) with respect to the Revolving Loans A, September 1, 2002, and (b) with respect to the Revolving Loans B, the earlier to occur of
(i) September 1, 2002, or (ii) the date on which Bank of America makes demand for payment in full of the outstanding balance of the Revolving Loans B.

     "Maximum Rate" means, at any time and with respect to any Lender, the maximum non-usurious interest rate or an amount computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under

Texas law, the applicable rate ceiling shall be (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended or (b) if the parties subsequently contract as allowed by Texas law, the quarterly ceiling or the annualized ceiling computed pursuant to Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the "weekly ceiling", the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

     "Monthly Date" means the first day of each calendar month, the first of which shall be January 1, 2000.

     "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from the Borrower or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

     "Net Income" means, as to any Person and its Consolidated Subsidiaries and for any period, the net income (or loss) of such Persons for such period, determined on a consolidated basis in accordance with GAAP.

     "Notes" means the Revolving Notes A and the Revolving Note B, and "Note" means any of such promissory notes.

     "Notice of Borrowing" has the meaning specified in Section 2.9.

     "Obligations" means any and all (a) indebtedness, liabilities, and obligations of the Borrower to the Agent and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement and the Notes), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, (i) the obligations of the Borrower to repay the Loans, the Reimbursement Obligations, to pay interest on the Loans and the Reimbursement Obligations (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization, or other similar filing) and to pay all fees, indemnities, costs, and expenses (including, without limitation, reasonable attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans and such interest, fees, indemnities, costs, and expenses, and (b) indebtedness, liabilities, and obligations of the Borrower under any and all Interest Rate Protection Agreements that it may enter into with any Lender with the written consent of the Agent and the Required Lenders.

     "Payor" has the meaning specified in Section 3.4.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six (6) years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate.

     "Permitted Liens" mean:

          (a) Liens disclosed on Schedule 1.1;

          (b) Liens (if any) securing the Obligations in favor of the Agent (for the benefit of the Agent and the Lenders) pursuant to the Loan Documents;

          (c) encumbrances consisting of easements, rights-of-way, zoning restrictions, or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of the owner thereof to use such Property in its business, and none of which is violated in any material respect by existing or proposed structures or land use;

          (d) Liens for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

          (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

          (f) rights of set-off and similar rights of parties to which Debt is owed or to which other obligations otherwise permitted under this Agreement are outstanding;

          (g) Liens resulting from good faith deposits to secure payment of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases, all in the ordinary course of business;

          (h) Liens for purchase money obligations and Liens for Capital Lease Obligations; provided that (i) the Debt secured by any such Lien is permitted under

     Section 8.1(e) and (ii) any such Lien encumbers only the Property so purchased or leased; and

          (i) any extension, renewal, or replacement of any of the foregoing Permitted Liens, provided that Liens permitted under this clause (i) shall not be extended or spread to cover any additional indebtedness or Property.

     "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by the Borrower or any ERISA Affiliate, including any Pension Plan.

     "Prime Rate" means, for any day, the per annum rate of interest established from time to time by Bank of America as its prime rate or reference rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers. Any change in the Prime Rate shall be effective on the effective date of such change.

     "Prime Rate Loans" means Loans that bear interest at rates based upon the Prime Rate.

     "Principal Office" means the office of the Agent in Tyler, Texas, presently located at 110 North College Avenue, Tyler, Texas 75702.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Property" means property and/or assets of all kinds, whether real, personal, or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Date" means the first day of each March, June, September, and December of each year, the first of which shall be March 1, 2000.

     "Register" has the meaning specified in Section 12.8(d).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

     "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretations, directives, guidelines, or requests applying to a class of lenders including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Reimbursement Obligations" means all indebtedness, liabilities, and obligations of the Borrower to reimburse the Agent or the Issuing Bank in accordance with Section 2.14(e) for any demand for payment or drawing under a Letter of Credit.

     "Related Party" means the Borrower or any Consolidated Subsidiary of the Borrower, individually, and "Related Parties" means all of such Persons, collectively.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, dispersement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, or ground water.

     "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care, or remedy of a contaminated site.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than any such event for which the thirty (30) day notice requirement has been waived in regulations issued by the PBGC.

     "Required Lenders" means any combination of the Lenders having more than sixty-six percent (66.0%) of the Commitments or, if the Commitments have terminated or have otherwise been fulfilled, the outstanding principal amount of the Loans and the Letter of Credit Liabilities.

     "Required Payment" has the meaning specified in Section 3.4.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Libor Rate Loans, "Eurocurrency Liabilities" (as such term is used in Regulation
D) or as may be required in connection with any Fed Funds Rate Loan. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(a) any category of extensions of credit or other assets which include Libor Rate Loans and Fed Funds Rate Loans. The Adjusted Libor Rate and the Adjusted

Federal Funds Rate each shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Responsible Officer" means, with respect to any Related Party, the chief executive officer, the president, any vice president, the chief financial officer, the chief operating officer, or the treasurer of such Person.

     "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property, or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

     "Revolving Loans A" has the meaning specified in Section 2.1(a).

     "Revolving Loans B" has the meaning specified in Section 2.1(b).

     "Revolving Loans A Commitment" means, as to any Lender, the obligation (if any) of such Lender to make or continue Revolving Loans A and purchase participation interests in (or with respect to the Issuing Bank as a Lender, hold other interests in) Letters of Credit hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Loans A Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Revolving Loans A Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or Section 10.2, and "Revolving Loans A Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Revolving Loans A Commitments is $20,000,000.

     "Revolving Loans B Commitment" means the obligation (if any) of Bank of America to make or continue Revolving Loans B hereunder in an aggregate principal amount up to but not exceeding $5,000,000 or such amount as to which such commitment may be reduced or terminated pursuant to Section 2.13 or
Section 10.2.

     "Revolving Note B" means the promissory note in the form of Exhibit B-2 hereto made by the Borrower evidencing the Revolving Loans B and any and all amendments, restatements, or other modifications thereto and all substitutions thereto.

     "Revolving Notes A" means the promissory notes in the form of Exhibit B-1 hereto made by the Borrower evidencing the Revolving Loans A and any and all amendments, restatements, or other modifications thereof and all substitutions therefor.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "Tangible Net Worth" means the Borrower's and its Consolidated Subsidiaries' total shareholders' equity (including, without limitation, capital stock, additional paid-in-capital, and retained earnings, after deducting any treasury stock) which would appear on a balance sheet of the Borrower prepared in accordance with GAAP, minus goodwill and other intangible assets.

     "Type" means any type of Loan (i.e., a Prime Rate Loan, a Fed Funds Rate Loan, or a Libor Rate Loan).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     "U.S." means the United States of America.

     "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers, or general partners (or persons performing similar functions) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

     "Wilson Notes" means, collectively, the promissory notes dated July 21, 1997, executed and delivered by the Borrower as follows: (a) $2,519,845 payable to the order of Clyde R. Wilson, Trustee; (b) $1,161,329 payable to the order of Don H. Wilson; and (c) $2,168,826 payable to the order of Loretta Wilson.

     "Year 2000 Compliant" has the meaning specified in Section 6.20.

     "Year 2000 Problem" has the meaning specified in Section 6.20.

     Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "continuing", "continuation", or "continuance" means, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured to the reasonable satisfaction of the Agent within the applicable grace period (if any) specified in this Agreement or the other Loan Documents (as applicable) or waived in writing by the requisite Lenders in accordance with
Section 12.11. The term "pro rata" as it relates to the application of payments to the Revolving Loans A means pro rata based upon the relative outstanding principal amounts of such Loans. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. All references in this Agreement to any agreement shall be deemed to mean and refer to such agreement as it may be amended, restated, or otherwise modified from time to time if (but only if) such amendment, restatement, or other modification has been approved by the Agent and the requisite Lenders, is expressly referred to in such reference or is otherwise expressly permitted by the terms of this Agreement.

     Section 1.3  Accounting Terms and Determinations.

          (a) Except as may be expressly provided herein to the contrary, (i) all accounting terms (whether or not specifically defined herein) shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles applied in the preparation of the audited financial statements delivered from time to time pursuant to Section 7.1(a), (ii) all financial statements delivered to the Agent pursuant to Section 7.1(b) shall be prepared in accordance with GAAP (subject to year end adjustments, if applicable), and (iii) with respect to accounting terms or financial information defined or described in reference to a Person and its Consolidated Subsidiaries, all such terms and financial information shall be construed as applying to such Person and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

          (b) The Borrower shall deliver to the Agent and the Lenders, at the same time as the delivery of any annual or quarterly financial statement under Section 7.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements prepared in accordance with Section 1.3(a) preceding as to which no objection has been made by the Agent and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement, the Borrower will not change the last day of its fiscal year from December 31 or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30, and September 30, respectively.

     Section 1.4 Financial Covenants and Reporting. All financial statements and reports required to be delivered pursuant to this Agreement and the other Loan Documents, and all financial covenants contained in this Agreement, shall be prepared or determined (as applicable) in accordance with GAAP (except as may be expressly provided to the contrary herein) and, if and to the extent that such statements, reports, or covenants are to be prepared or determined on a consolidated basis, shall be prepared or determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries except as may be expressly provided to the contrary herein.

                                   ARTICLE 2

                                     Loans

     Section 2.1  Commitments.

          (a) Revolving Loans A. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.13(a)), each Lender severally agrees to make one or more advances to the Borrower, from time to time from and including the Closing Date to but excluding the applicable Maturity Date of the Revolving Loans A, up to but not exceeding the amount (if any) of such Lender's Revolving Loans A Commitment as then in effect (such advances referred to in this Section 2.1(a) now or hereafter made by the Lenders to the Borrower are hereinafter collectively called the "Revolving Loans A"); provided, however, (i) with respect to any Lender at any time, the aggregate amount of Revolving Loans A outstanding, plus the aggregate amount of Letter of Credit Liabilities, each as applicable to such Lender, shall not exceed such Lender's Revolving Loans A Commitment, and (ii) with respect to all of the Lenders at any time, the aggregate amount of Revolving Loans A outstanding, plus the aggregate amount of Letter of Credit Liabilities shall not exceed the Revolving Loans A Commitments.

          (b) Revolving Loans B. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.3(b) and Section 2.13(a)), Bank of America agrees to make one or more advances to the Borrower, from time to time from and including the Closing Date to but excluding the applicable Maturity Date of the Revolving Loans B, up to but not exceeding the amount (if any) of the Revolving Loans B Commitment as then in effect (such advances referred to in this Section 2.1(b) now or hereafter made by Bank of America to the Borrower are hereinafter collectively called the "Revolving Loans B"); provided, however, the aggregate amount of Revolving Loans B outstanding at any time shall not exceed the Revolving Loans B Commitment.

          (c) Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, the Borrower may (i) borrow, prepay, and reborrow the Revolving Loans A as Prime Rate Loans or Libor Rate Loans and, until the applicable Maturity Date with respect to the Revolving Loans A, the Borrower may Continue Libor Rate Loans or Convert Revolving Loans A which are Libor Rate Loans into Prime Rate Loans or Convert Revolving Loans A which are Prime Rate Loans into Libor Rate Loans and (ii) borrow, prepay, and reborrow the Revolving Loans B as Prime Rate Loans or Fed Funds Rate Loans and, until the applicable Maturity Date with respect to the Revolving Loans B, the Borrower may Convert Revolving Loans B which are Fed Funds Rate Loans into Prime Rate Loans or Convert Revolving Loans B which are Prime Rate Loans into Fed Funds Rate Loans.

          (d) Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     Section 2.2  Notes.

          (a) Notes. Each of the Revolving Loans A made by each Lender and the Revolving Loans B made by Bank of America shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B-1 and Exhibit B-2, respectively, dated the Closing Date (or such appropriate later date if such Lender is a party to an Assignment and Acceptance), payable to the order of such Lender in a principal amount equal to (i) with respect to the Revolving Loans A, the amount of the Revolving Loans A Commitment of such Lender and (ii) with respect to the Revolving Loans B, the amount of the Revolving Loans B Commitment, respectively, as originally in effect and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of, and the Interest Period (as applicable) for each applicable Loan made by such Lender to the Borrower and the amount of each payment or prepayment of principal of such Loan received by such Lender; provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under any such Note or this Agreement in respect of any such Loan.

     Section 2.3  Repayment of Loans.

          (a) Repayment of Revolving Loans A. The Borrower shall pay to the Agent for the account of each Revolving Loans A Lender all outstanding principal of the Revolving Loans A (and all outstanding principal of the Revolving Loans A shall be due and payable in full) on the Maturity Date with respect to the Revolving Loans A.

          (b) Repayment of Revolving Loans B. The Borrower shall pay to the Agent for the account of Bank of America all outstanding principal of the Revolving Loans B (and all outstanding principal of the Revolving Loans B shall be due and payable in full) on the Maturity Date with respect to the Revolving Loans B. Notwithstanding anything in this Agreement to the contrary, the Borrower acknowledges and agrees that the Revolving Loans B are payable, and the Revolving Loans B Commitment shall be terminated, immediately on demand by either the Agent (on behalf of and at the direction of Bank of America) or Bank of America and that the recitation of the Events of Default herein is intended merely to provide examples of events which may result in the Agent and/or Bank of America making demand for payment of the Revolving Loans B and terminating the Revolving Loans B Commitment. In no event shall a demand for payment or termination of the Revolving Loans B be conditioned upon the existence or nonexistence of any Default or Event of Default or upon any other circumstance, including the imposition of any condition or duty such as a duty of good faith or a duty to demand payment only upon the occurrence of a Default or Event of Default. The Agent (on behalf of Bank of America) and/or Bank of America shall be entitled to demand payment of all or any portion of the Revolving Loans B, and/or terminate all or any portion of the Revolving Loans B Commitment at any time and from time to time in their absolute discretion and without prior notice to or consent of the Borrower.

     Section 2.4  Interest.

          (a) Interest Rate. The Borrower shall pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender (or deemed made by such Lender with respect to a Loan assigned to such Lender after the making of such Loan) to the Borrower for the period commencing on the date of such Loan to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

               (i) during the periods such Loan is a Prime Rate Loan, the lesser of (A) the Prime Rate plus the Applicable Margin or (B) the Maximum Rate;

               (ii) during the periods such Loan is a Libor Rate Loan, the lesser of (A) the Adjusted Libor Rate plus the Applicable Margin or
          (B) the Maximum Rate; and

               (iii) during the periods such Loan is a Fed Funds Rate Loan, the lesser of (A) the Adjusted Federal Funds Rate plus the Applicable Margin or (B) the Maximum Rate.

          (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

               (i) in the case of Prime Rate Loans and Fed Funds Rate Loans, on each Monthly Date;

               (ii) in the case of each Libor Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Interest Period;

               (iii) upon the payment or prepayment (whether mandatory or optional) of any Libor Rate Loan or the Conversion of any Libor Rate Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, or Converted); and

               (iv) with respect to all Loans, on the Maturity Date with respect to such Loans.

          (c) Default Interest. Notwithstanding the foregoing, if the Required Lenders in their discretion elect, after notice to the Borrower and during the existence of an Event of Default, (i) the Borrower shall pay to the Agent, for the account of each Lender, interest at the applicable Default Rate on any principal of any Loan made by such Lender and any Reimbursement Obligation outstanding, and (ii) to the fullest extent permitted by law, the Borrower shall pay to the Agent, for the account of the Agent and each Lender, as applicable, interest at the applicable Default Rate on any other amount payable by the Borrower under any Loan Document which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest accrued and payable at the Default Rate shall be payable from time to time on demand by the Agent.

     Section 2.5 Borrowing Procedure. The Borrower shall give the Agent notice of each borrowing hereunder in accordance with Section 2.9. Not later than 12:00 noon (Tyler, Texas time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount of each borrowing hereunder so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available, for and on behalf of the Borrower, in immediately available funds by no later than 12:00 noon (Tyler, Texas time); provided, however, that the Agent may cause such amount to be made available directly to or for the benefit of the Person who is to receive the proceeds of such Loan as instructed by the Borrower.

     Section 2.6 Optional Prepayments, Conversions, and Continuations of Loans. Subject to Section 2.8, the Borrower shall have the right from time to time to prepay the Loans in whole or in part, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Libor Rate Loans; provided, however, that (a) the Borrower shall give the Agent notice of each such prepayment, Conversion, or Continuation as provided in Section 2.9, (b) Libor Rate Loans may only be Converted on the last day of the Interest Period and any prepayment of Libor Rate Loans on any day other than the last day of the Interest Period shall be subject to payment of the additional compensation specified in Section 4.5, and (c) except for Conversions of Libor Rate Loans or Fed Funds Rate Loans into Prime Rate Loans, no Conversions or Continuations shall be made while an Event Default has occurred and is continuing.

     Section 2.7  Mandatory Prepayments.

          (a   Revolving Loans A.  If at any time, the aggregate amount of the outstanding Revolving Loans A plus the Letter of Credit Liabilities exceeds the Revolving Loans A Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans A by the amount of such excess.

          (b   Revolving Loans B.  If at any time, the aggregate amount of the outstanding Revolving Loans B exceeds the Revolving Loans B Commitment, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans B by the amount of such excess.

     Section 2.8  Minimum Amounts.  Except for Conversions pursuant to Article
4 and prepayments pursuant to Section 2.7, each borrowing, Conversion, and optional prepayment of principal of the Loans shall be in an amount at least equal to $100,000 or an integral multiple of $50,000 in excess thereof (borrowings, prepayments, or Conversions of or into Loans of different Types or, in the case of Libor Rate Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments, and Conversions for purposes of the foregoing, one for each Type or Interest Period).

     Section 2.9  Certain Notices.

          (a   Notices by the Borrower to the Agent of terminations or
     reductions of Commitments, of borrowings, Conversions, Continuations, and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (Tyler, Texas, time) on the applicable Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, or prepayment or the first day of such Interest Period as specified below:


                                                                       Number of
Notice                                                            Business Days Prior
------------------------------------------------------------------------------------------
Conversions or Continuations of Loans and termination or                                 3
 reduction of Commitments
------------------------------------------------------------------------------------------
Borrowings of Revolving Loans A which are Prime Rate Loans                               1
------------------------------------------------------------------------------------------

Borrowings of Revolving Loans A which are Libor Rate Loans                               3
------------------------------------------------------------------------------------------
Borrowings of Revolving Loans B                                                          0
------------------------------------------------------------------------------------------
Prepayments of Loans which are Prime Rate Loans or Fed                                   0
 Funds Rate Loans
------------------------------------------------------------------------------------------
Prepayments of Loans which are Libor Rate Loans                                          3
------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, (i) the Borrower may give an effective notice of borrowing of Revolving Loans A as a Prime Rate Loan in accordance with Section 2.14(e) not later than 10:00 a.m. (Tyler, Texas time) on the Business Day of the proposed borrowing if the proceeds of such borrowing will be used to satisfy Reimbursement Obligations and (ii) the Borrower may give an effective notice of borrowing of Revolving Loans A as a Prime Rate Loan not later than 10:00 a.m. (Tyler, Texas time) on the Business Day of the proposed borrowing if Bank of America is the sole Lender hereunder or, at any time Bank of America is not the sole Lender hereunder, if the Agent and the Lenders consent. Any notices of the type described in this Section which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, prepayment, reduction, or termination shall be in the form of Exhibit C (a "Notice of Borrowing"), appropriately completed by an authorized representative of the Borrower, and shall specify (1) the Loans to be borrowed or prepaid or the Loans to be Converted or Continued;
     (2) the amount (subject to Section 2.8) to be borrowed, Converted, Continued, or prepaid; (3) in the case of a Conversion, the Type of Loans to result from such Conversion; (4) in the case of a borrowing, the Type of Loans to be applicable to such borrowing and the amounts thereof; (5) in the event Libor Loans are selected, the duration of the Interest Period therefor; and (6) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day).

          (b   Any notices by the Borrower of the type described in this Section may be made orally or in writing and, if made orally and the Agent requests, must be confirmed immediately in writing (which may be by telecopy, provided that such telecopy is promptly followed by delivery of an original signed notice) on the same Business Day on which such oral notice is given; provided that any such oral notice shall be deemed to be controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. The Agent shall notify the applicable Lenders of the contents of each such notice on the date of its receipt of the same or, if received after the applicable time set forth above on a Business Day, on the next Business Day. The Borrower and the Lenders authorize the Agent to rely upon any Person whom the Agent believes to be an authorized officer of the

     Borrower, and for purposes of this Agreement, any such officer shall be deemed to be authorized to deliver any notice described in this Section and to request any such Loan on behalf of the Borrower. In the event the Borrower fails to select the Type of Loan requested in any Notice of Borrowing, or the duration of any Interest Period for any Libor Rate Loan within the time period and otherwise as provided in this Section, such Loan, (i) if outstanding as a Libor Rate Loan will be automatically Converted into a Prime Rate Loan on the last day of the Interest Period for such Libor Rate Loan, (ii) if outstanding as a Prime Rate Loan will remain as a Prime Rate Loan, or (iii) if not presently outstanding will be made as a Prime Rate Loan. The Borrower may not borrow any Loans as a Libor Rate Loan or a Fed Funds Rate Loan, Convert any Prime Rate Loans or Fed Funds Rate Loans into Libor Rate Loans or Fed Funds Rate Loans (as applicable) or Continue any Libor Rate Loans as Libor Rate Loans if the applicable interest rate for such Libor Rate Loans or Fed Funds Rate Loans (as applicable) would exceed the Maximum Rate.

     Section 2.10  Use of Proceeds.

          (a   Revolving Loans.  The Borrower agrees that all proceeds of the
     Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including, without limitation, payment of the Reimbursement Obligations.

          (b   Margin Stock.  None of the proceeds of any Loan may be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or to buy or carry any margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System).

     Section 2.11  Fees.

          (a   Subject to Section 12.12, the Borrower shall pay to the Agent, for the account of each applicable Lender, a commitment fee on the daily average unused or unfunded amount of each such Lender's Revolving Loans A Commitment (as the same may be terminated or reduced pursuant to Section 2.13), for the period from and including the Closing Date or the date on which such Lender (or its predecessor in interest with respect to a Revolving Loans A Commitment assigned to such Lender as to which a commitment fee has not previously been paid during the applicable period) initially became a Lender to but excluding the Maturity Date, at the per annum rate of one-quarter percent (0.25%) based upon the daily average unused or unfunded amount of such Lender's Revolving Loans A Commitment, which accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Maturity Date; provided that for purposes of calculating such fee the amount of outstanding Letters of Credit shall constitute use of the Revolving Loans A Commitments.

          (b   Subject to Section 12.12, the Borrower agrees to pay to the Agent such additional fees as are specified in that certain letter agreement between the Borrower and the

     Agent dated concurrently herewith, which fees shall be payable in such amounts and on such dates as are specified therein.

     Section 2.12  Computations.    Interest and fees payable by the Borrower
hereunder and under the other Loan Documents shall be computed as follows: (a) with respect to Libor Rate Loans and Fed Funds Rate Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and
(b) with respect to Prime Rate Loans and all fees payable hereunder, on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     Section 2.13  Termination or Reduction of Commitments.

          (a   The Borrower shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time prior to the Maturity Date; provided, however, that (i) no such termination or reduction shall be effective unless the Borrower shall have given notice of each such termination or reduction as provided in Section 2.9, and (ii) each partial reduction of any Commitment shall be in an aggregate amount at least equal to $100,000 or an integral multiple of $50,000 in excess thereof, and (iii) the Borrower shall not have the right to terminate or reduce in part any unfunded portion of the Revolving Loans A Commitments that could or may be required to be advanced by the Lenders to repay Reimbursement Obligations then outstanding.

          (b   The Commitments may not be reinstated after they have been terminated or increased after they have been reduced.

     Section 2.14  Letters of Credit.

          (a) Commitment to Issue. The Borrower may utilize the Revolving Loans A Commitments by requesting that the Agent cause the Issuing Bank to issue, and the Agent, subject to the terms and conditions of this Agreement, shall cause the Issuing Bank to issue, standby letters of credit for the Borrower's account (such letters of credit being referred to herein as the "Letters of Credit", which may be for the account of the Borrower or any other Related Party) provided, however (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $5,000,000 (ii) the aggregate amount of the outstanding Revolving Loans A plus the outstanding Letter of Credit Liabilities shall not any time exceed the Revolving Loans A Commitments. Upon the date of issue of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender who holds a Revolving Loans A Commitment, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage (calculated with respect to the Revolving Loans A Commitments) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Revolving Loans A Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of the Agent and the Issuing Bank shall no longer be considered a "Letter of Credit" covered by the terms of this Agreement and any participating interest heretofore granted by the Issuing Bank to the Lenders holding Revolving Loans A Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Issuing Bank with respect to such Letter of Credit until the expiry thereof.

          (b) Letter of Credit Request Procedure. The Borrower shall give the Agent not less than five (5) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice, the Agent shall notify the Issuing Bank and each Lender who holds a Revolving Loans A Commitment of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit (i) shall have an expiration date that does not extend beyond a date which is the lesser of (A) one (1) year from the date of issuance or (B) thirty (30) days prior to the Maturity Date, (ii) shall be payable in Dollars, (iii) must support a transaction entered into or obligation arising in the ordinary course of business, (iv) must be satisfactory in form and substance to the Agent and the Issuing Bank, and (v) shall be issued pursuant to such documentation as the Agent and the Issuing Bank may require, including, without limitation, the Issuing Bank's standard form Letter of Credit Agreement; provided, that, in the event of any direct conflict, variation, or inconsistency between the terms of such agreement and this Agreement, the terms of this Agreement shall control.

          (c   Letter of Credit Fees.  The Borrower will pay to the Agent, for the account of each Lender holding a Revolving Loans A Commitment, a fee on such Lender's Commitment Percentage (calculated with respect to the Revolving Loans A Commitments only) of the daily average amount available for drawings under the Letters of Credit, such fee (i) to be paid in arrears on the first Quarterly Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated at a rate per annum equal to the Applicable Margin for Libor Rate Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). After receiving any payment of any fees under this clause (c), the Agent will promptly pay to each Lender that holds a Revolving Loans A Commitment the fees then due such Lender. The Borrower will also pay to the Issuing Bank, for its account only, a fee equal to the lesser of $1,000 or one and one-half percent (1.50%) of the amount of each Letter of Credit issued pursuant to this Section 2.14. The Borrower will also pay to the Issuing Bank, for its account only, all customary fees for issuance, negotiation, amendment, or processing of the Letters of Credit.

          (d   Funding of Drawings.  Upon receipt from the beneficiary of any
     Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall so notify the Agent and the Agent shall so notify the Borrower and each Lender that holds a Revolving Loans A Commitment as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 1:00 p.m. (Tyler, Texas time) on the applicable payment date if the Borrower has not reimbursed the Issuing Bank for the amount paid as a result of such demand or drawing, each Lender will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Lender's Commitment Percentage (calculated based only on the Revolving Loans A Commitments) of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to a Loan under
     Article 5 have not been satisfied, and the Agent shall promptly pay such amounts to the Issuing Bank.

          (e   Reimbursements.  The Borrower shall be irrevocably and
     unconditionally obligated to immediately reimburse the Issuing Bank (through the Agent) for any amounts paid by the Issuing Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent not later than 1:00 p.m. (Tyler, Texas time) on the date of the corresponding payment under the Letter of Credit by the Issuing Bank; provided that the Agent has provided notice to the Borrower prior to 10:00 a.m. (Tyler, Texas time) on such day that such payment is due. In the event such notice is received after 10:00 a.m. (Tyler, Texas time) on a Business Day, such payment shall be due not later than 1:00 p.m. (Tyler, Texas time) on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan A in accordance with Section 2.5, the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Lender participating in a Letter of Credit such Lender's Commitment Percentage (calculated based only on the Revolving Loans A Commitments) of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.14.

          (f   Reimbursement Obligations Absolute.  The Reimbursement
     Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense, or other rights which any Related Party or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, the Agent, any Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

          (g   Assumption of Risk by Borrower.  As among the Borrower and the
     Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, the Issuing Bank, and the Agent shall not be responsible for:

               (i   the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

               (ii   the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

               (iii   the failure of the beneficiary of any Letter of Credit to
          comply duly with conditions required in order to draw upon such Letter of Credit;

               (iv   errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

               (v   errors in interpretation of technical terms;

               (vi   any loss or delay in the transmission or otherwise of any
          document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

               (vii   the misapplication by the beneficiary of any Letter of
          Credit of the proceeds of any drawing under such Letter of Credit; or

               (viii   any consequences arising from causes beyond the control
          of any Lender or the Issuing Bank, including, without limitation, any act of any Governmental Authority.

None of the foregoing shall affect, impair, or prevent the vesting of any of the Lenders', the Issuing Bank's, or the Agent's rights or powers under this Section
2.14. The Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct (but not indirect, consequential, or punitive) damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3

                                   Payments

     Section 3.1 Method of Payment and Application of Payments. All payments of principal, interest, fees, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office, for the account of the Agent and each Lender, as applicable, in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 12:00 noon (Tyler, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as the Agent may elect, subject to this Section 3.1 and Section 3.2). Upon the occurrence and during the continuation of an Event of Default, all funds of the Borrower in the possession of the Agent or any Lender may be applied by the Agent to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2; provided, however, that, in the event of any collection occurring in connection with the occurrence of an Event of Default, or in the event of any bankruptcy or similar proceedings involving the Borrower, and receipt by the Agent of any payments with respect to the Obligations in connection therewith, all proceeds thereof shall be applied by the Agent as follows unless otherwise agreed by the Agent and the Lenders: (a) first, to reimburse the Agent for all fees, costs, and expenses relating to actions taken by the Agent in connection with such Event of Default or bankruptcy or similar proceedings, (b) second, to the accrued and unpaid interest with respect to the Revolving Loans B, (c) third, pro rata to the accrued and unpaid interest with respect to the Revolving Loans A, (d) fourth, to the principal of the Revolving Loans B (until such Loans are paid in full), (e) fifth, pro rata to the principal of the Revolving Loans A (until such Loans are paid in full), and (f) sixth, to the then remaining outstanding Obligations in such order as the Agent may determine. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the applicable Lenders under
Section 2.1, each payment of commitment fees under Section 2.11(a) and letter of credit fees under Section 2.14(c) shall be made for the account of the applicable Lenders, and each termination or reduction of the Revolving Loans A Commitments under Section 2.13 shall be applied to the Revolving Loans A Commitments of the applicable Lenders, pro rata according to the respective unused Revolving Loans A Commitments; (b) the making, Conversion, and Continuation of Revolving Loans A of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Lenders holding Revolving Loans A of such Type according to the amounts of their respective Revolving Loans A Commitments, as the case may be; (c) each payment and prepayment by the Borrower of principal of or interest on Revolving Loans A of a particular Type or of Reimbursement Obligations shall be made to the Agent for the account of the Lenders holding Revolving Loans A of such Type or Reimbursement Obligations pro rata in accordance with the respective unpaid principal amounts of such Revolving Loans A or Reimbursement Obligations held by such Lenders; (d) Interest Periods for Revolving Loans A of a particular Type shall be allocated among the Lenders holding Revolving Loans A of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) the Lenders holding Revolving Loans A Commitments shall purchase from the Issuing Bank participations in the Letters of Credit to the extent of their respective Commitment Percentages (calculated only with respect to the Revolving Loans A Commitments), and (f) each payment of principal or interest on Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Lenders holding Reimbursement Obligations (or participation interests therein) pro rata in accordance with the unpaid principal amount of such Reimbursement Obligations (or participation interests therein) held by such Lenders.

     Section 3.3 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all the Lenders shall share pro rata, subject to the provisions of Section 3.1, in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Borrower.

     Section 3.4  Non-receipt of Funds by the Agent.

          (a   Unless the Agent shall have been notified by a Lender or the
     Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

          (b   The Commitments and other obligations of the Lenders under the
     Loan Documents are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under the Loan Documents. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. Each Lender shall be solely responsible for its own acts or omissions as provided by this Agreement.

     Section 3.5  Taxes.

          (a   All payments by the Borrower of principal of and interest on the
     Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future taxes, levies, duties, imposts, assessments, or other charges levied or imposed by any Governmental Authority (other than franchise taxes and taxes on the overall net income of the Issuing Bank, any Lender, or the Agent). If any such taxes, levies, duties, imposts, assessments, or other charges are so levied or imposed, the Borrower will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans, the Reimbursement Obligations, and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments, or other charges (including any tax imposed on or measured by net income of the Issuing Bank, a Lender, or the Agent attributable to payments made to or on behalf of the Issuing Bank, a Lender, or the Agent pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that the Borrower shall not have any obligation to pay such additional amounts to the Issuing Bank, a Lender, or the Agent to the extent that such taxes, levies, duties, imposts, assessments, or other charges are levied or imposed by reason of the failure of the Issuing Bank, a Lender, or the Agent to comply with the provisions of Section 3.6), (ii) make such withholding or deduction, and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the Borrower will, upon written request of the Issuing Bank or any Lender, reimburse the Issuing Bank or each such Lender (as applicable) for the amount of (A) such taxes, levies, duties, imports, assessments, or other charges so levied or imposed by any Governmental Authority and paid by the Issuing Bank or such Lender as a result of payments made by the Borrower under or with respect to the Loans and the Reimbursement Obligations other than such taxes, levies, duties, imports, assessments, and other charges previously withheld or deducted by the Borrower which have previously resulted in the payment of the required additional amount to the Issuing Bank or such Lender, and (B) such taxes, levies, duties, assessments, and other charges so levied or imposed with respect to the Issuing Bank or any Lender reimbursement under the foregoing clause (A), so that the net amount received by the Issuing Bank or such Lender (net of payments made under or with respect to the Loans and the Reimbursement Obligations) after such reimbursement will not be less than the net amount the Issuing Bank or such Lender would have received if such taxes, levies, duties, assessments, and other charges on such reimbursement had not been levied or imposed. The Borrower shall furnish promptly to the Agent for distribution to the Issuing Bank or any affected Lender, as the case may be, upon request of the Issuing Bank or such Lender, official receipts evidencing any such payment, withholding or reduction.

          (b   The Borrower will indemnify the Agent, the Issuing Bank, and each
     Lender (without duplication) against, and reimburse the Agent, the Issuing Bank, and each Lender for, all present and future taxes, levies, duties, imposts, assessments, or other charges (including, without limitation, interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied, or collected), excluding, however, any taxes imposed on the overall net income of the Agent, the Issuing Bank, or such Lender or any lending office of the Agent, the Issuing Bank, or such Lender by any jurisdiction in which the Agent, the Issuing Bank, or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents, the Obligations, or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

          (c   Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrower under this Section 3.5 shall survive the payment of the Loans and the other Obligations and termination of the Revolving Loans A Commitments.

     Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it initially becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrower and the Agent, two duly completed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN or other equivalent successor form, as appropriate, certifying in any case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form W-8ECI or W-8BEN or other equivalent successor form, as appropriate, further undertakes to deliver to the Borrower and the Agent, two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

     Section 3.7 Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans or any other amount of the Obligations, or any portion thereof, is rescinded, voided, or must otherwise be refunded by the Agent or any Lender upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement and the Notes), (c) the indebtedness, liabilities, and obligations of the Borrower, and (d) all Liens (if any) for the benefit of the Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided, or otherwise refunded had never been made.

     Section 3.8 No Force Majeure, Disputes. The Borrower's obligation to pay all amounts due under the Loans and the other Obligations shall not be affected by (a) any insolvency, bankruptcy, reorganization, or similar proceedings by or against the Borrower or affecting any of its Properties, (b) any action of any Governmental Authority or any damage to or destruction of or any taking of the Borrower's Property or any part thereof, (c) any change, waiver, extension, indulgence, or failure to perform or comply with, or other action or omission herein or in the other Loan Documents (except for express written modifications to this Agreement or other Loan Documents as and in the manner permitted under this Agreement or the other Loan Documents), (d) any dissolution of the Borrower, (e) any inability or illegality with respect to the use or ownership of the Borrower's Property, (f) any failure to obtain, or expiration, suspension, or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals, or other legal requirements, (g) the invalidity or unenforceability of any of the Loan Documents or any other infirmity therein or any lack of power or authority of the Agent or any Lender or the Borrower, or (h) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Borrower shall have notice or knowledge of any of the foregoing, it being the intention of the Agent and the Lenders and the Borrower that the Obligations of the Borrower shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof or of any of the other Loan Documents.

     Section 3.9 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender holding a Revolving Loans A Commitment to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default or Event of Default; (c) the existence of any claim, set-off, counterclaim, defense, or other right which such Lender, any Related Party, or any other Person may have; (d) the occurrence of any event that has or could be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under Article 5 to be satisfied; (f) the fact that after giving effect to the funding of the participation the aggregate outstanding Revolving Loans A plus the aggregate amount of Letter of Credit Liabilities may exceed the aggregate Revolving Loans A Commitments; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due the Agent under this sentence.

                                   ARTICLE 4

                        Yield Protection and Illegality

     Section 4.1  Additional Costs.

          (a   The Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Libor Rate Loans or its obligation to make any of such Loans, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

               (i   changes the basis of taxation of any amounts payable to such
          Lender under this Agreement or its Revolving Note A in respect of any of such Libor Rate Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Libor Rate Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii   imposes or modifies any reserve, special deposit, minimum
          capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Libor Rate Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.1, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Libor
          Rate); or

               (iii   imposes on such Lender (or its Applicable Lending Office)
          or the London interbank market any other condition affecting this Agreement or such Lender's Revolving Note A or any extensions of credit or liabilities or commitments contemplated hereunder or thereunder.

     Each Lender will notify the Borrower (with a copy to the Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrower) will designate a different Applicable Lending Office for the Libor Rate Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule, or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from the Borrower under this Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Libor Rate Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable).

          (b   Without limiting the effect of the foregoing provisions of this
     Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Libor Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Libor Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Libor Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable).

          (c   Determinations and allocations by any Lender for purposes of this
     Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

          (d   The Borrower shall not be required to compensate a Lender or the
     Issuing Bank pursuant to this Section 4.1 for any increased costs or reductions incurred more than one (1) year prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, however, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the one (1) year period referred to in this Section 4.1(d) shall be extended to include the period of retroactive effect thereof.

     Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Libor Rate Loans for any Interest Period therefor:

          (a   the Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

          (b   the Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Libor Rate" or "Adjusted Libor Rate" in Section 1.1 on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Libor Rate Loans or to Convert Prime Rate Loans into Libor Rate Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Rate Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with the terms of this Agreement.

     Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Libor Rate Loans or (b) maintain Libor Rate Loans, then such Lender shall promptly notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Libor Rate Loans and to Convert Prime Rate Loans into Libor Rate Loans hereunder shall be suspended until such time as such Lender may again make and maintain Libor Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

     Section 4.4  Treatment of Affected Loans.  If the obligation of any
Lender to make or Continue, or to Convert Prime Rate Loans into, Libor Rate Loans is suspended pursuant to Section 4.1 or Section 4.3, such Lender's Libor Rate Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Libor Rate Loans (or, in the case of a Conversion required by Section 4.1(b) or Section 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or Section 4.3 which gave rise to such Conversion no longer exist:

          (a   to the extent that such Lender's Libor Rate Loans have been so
     Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Libor Rate Loans shall be applied instead to its Prime Rate Loans; and

          (b   all Loans which would otherwise be made or Continued by such
     Lender as Libor Rate Loans shall be made as or Converted into Prime Rate Loans and all Loans of such Lender which would otherwise be Converted into Libor Rate Loans shall remain as Prime Rate Loans.

If such Lender gives notice to the Borrower that the circumstances specified in
Section 4.1 or Section 4.3 which gave rise to the Conversion of such Lender's Libor Rate Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Rate Loans are outstanding, such Lender's Prime Rate Loans that are Revolving Loans A shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Libor Rate Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Loans A Commitments.

     Section 4.5 Compensation. The Borrower shall pay to the Agent for the account of each Lender, promptly upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) Any payment, prepayment, or Conversion of a Libor Rate Loan for any reason (including, without limitation, the acceleration of the outstanding Revolving Loans A pursuant to Section 10.2) on a date other than the last day of an Interest Period for such Loan; or

          (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 5 to be satisfied) to borrow, Convert, or prepay a Libor Rate Loan on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

     Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall determine that the adoption or implementation after the Closing Date of any applicable law, rule, or regulation regarding capital adequacy, or any change after the Closing Date therein, or any change after the Closing Date in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

     Section 4.7 Replacement of Lenders. If at any time a Lender becomes a Gross Up Lender (as defined below), the Borrower shall have the right to replace such Lender with another Person; provided that (a) such new Person shall be an Eligible Assignee and such new Person shall execute an Assignment and Acceptance, (b) neither the Agent nor any Lender shall have any obligation to the Borrower to find such other Person, (c) in the event of a replacement of a Gross Up Lender, in order for the Borrower to be entitled to replace such Lender, such replacement must take place no later than ninety (90) days after the date such Gross Up Lender shall notify the Borrower and the Agent of its desire to be paid any sums pursuant to Section 4.1 or Section 4.5, and (d) if the Borrower replaces one Gross Up Lender, it must replace all Gross Up Lenders, each such replacement to occur within a reasonable period of time not to exceed ninety (90) days from the date such Gross Up Lender requested a payment under this Article 4. Each Lender agrees to its replacement at the option of the Borrower pursuant to this Section 4.7 and in accordance with Section 12.8; provided that the successor Lender shall purchase without recourse such other Lender's interest in the Obligations of the Borrower to such other Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender hereunder or under any other Loan Document, and the Borrower shall pay to the Gross Up Lender any breakage costs incurred by the Gross Up Lender because of the prepayment of any Libor Rate Loans, all other fees (if any) applicable thereto, and all other amounts (including, without limitation, any amounts under this Article 4) then owing to such Lender hereunder or under any other Loan Document and the Related Parties shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents. In the event that the Borrower selects an Eligible Assignee as a replacement Lender for any Gross Up Lender, the Agent's approval of such Lender as required by Section 12.8 shall not be unreasonably withheld. Any Lender who requests a payment pursuant to this
Article 4 shall be deemed a "Gross Up Lender".


                                 ARTICLE 5

                             Conditions Precedent
                             --------------------

     Section 5.1 Initial Extension of Credit. The obligation of each Lender to make its initial Loan, or of the Issuing Bank to issue the initial Letter of Credit, under this Agreement is subject to the receipt by the Agent, on or before the Closing Date, of all of the following in form and substance satisfactory to the Agent and the Lenders and, in the case of actions to be taken, the taking of the following required actions and evidence that such actions have been taken to the satisfaction of the Agent:

          (a) Resolutions. Resolutions of the Board of Directors certified by the secretary or an assistant secretary of the Borrower which authorize the execution, delivery, and performance by the Borrower of the Loan Documents to which it is or is to be a party;

          (b) Incumbency Certificate. A certificate of incumbency certified by the secretary or an assistant secretary of the Borrower certifying as to the name of each officer or other representative of the Borrower (i) who is authorized to sign the Loan Documents to which the Borrower is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as the Borrower's representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

          (c) Articles of Incorporation, Etc. The articles of incorporation of the Borrower certified by the Secretary of State or other applicable Governmental Authority of the state of incorporation of the Borrower and dated as of a Current Date;

          (d) Bylaws, etc. The bylaws of the Borrower certified by its secretary or an assistant secretary;

          (e) Governmental Certificates. Certificates of appropriate Governmental Officials as to the existence and good standing of the Borrower in its jurisdiction of incorporation and in all other jurisdictions in which the Borrower is qualified to do business as a foreign business enterprise, each such certificate to be dated as of a Current Date;

          (f) Notes. The Notes duly completed and executed by the Borrower (one payable to the order of each Lender with respect to its Revolving Loans A Commitment and one payable to Bank of America with respect to the Revolving Loans B Commitment).

          (g) Payment of Fees and Expenses. The Borrower shall have paid all fees due on or before the Closing Date as specified in this Agreement or any other Loan Document and all reasonable fees, costs, and expenses of or incurred by the Agent and its outside legal counsel to the extent billed on or before the Closing Date and payable pursuant to this Agreement;

          (h) Compliance with Laws. The Borrower shall have complied in all material respects with all Governmental Requirements necessary to execute and deliver the Loan Documents and to perform and consummate the transactions contemplated by the Loan Documents;

          (i) No Prohibitions. No Governmental Requirement shall prohibit the execution or delivery of any Loan Document or the performance or consummation of the transactions contemplated by any Loan Document, and no order, judgment, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or to the Borrower's knowledge, threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the execution or delivery of any Loan Document or the performance or consummation of the transactions contemplated by any Loan Document or otherwise have a Material Adverse Effect;

          (j) Financial Statements. Copies of each of the financial statements referred to in Section 6.2, in each case as certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP and as fairly presenting the financial position as of the respective dates indicated therein and the results of operations for the respective periods indicated therein of the Borrower and its Consolidated Subsidiaries;

          (k) Opinions of Counsel. A favorable legal opinion of counsel for the Borrower, in form and substance satisfactory to the Agent and issued by Andrews & Kurth L.L.P., with respect to the Borrower and with respect to the Loan Documents;

          (l) Legal Matters and Loan Documents. All matters of a legal nature relating to the Borrower and the Loan Documents shall be reasonably satisfactory to the Agent and its counsel, and the Agent shall have received the Loan Documents required to be executed and delivered by the Borrower or any other Person and all such other agreements, documents, and instruments, each in form and substance and executed and delivered by all parties, as the Agent may have reasonably requested;

          (m) Waivers and Consents. Copies of all material waivers and consents, if any, necessary for the execution, delivery, and performance by the Borrower of the Loan Documents as the Agent may require, which waivers and consents shall be certified by a Responsible Officer of the Borrower as true and correct copies of such consents as of the Closing Date; and

          (n) No Material Adverse Change. As of the Closing Date, (i) no material adverse change shall have occurred with respect to the businesses, assets, financial condition, results of operations, operations, capitalization, indebtedness, liabilities, obligations, profitability, or Properties, or of the general affairs or management of the Borrower individually or of the Borrower and its Consolidated Subsidiaries taken as a whole, in each case since September 30, 1999, and (ii) no disruption or adverse change in the capital markets generally or in the market for loan syndications in particular shall have occurred since September 30, 1999, which disruption or adverse change is deemed material in the judgment of the Agent.

The Borrower shall deliver, or cause to be delivered, to the Agent sufficient counterparts of each agreement, document, or instrument to be received by the Agent under this Section 5.1 to permit the Agent to distribute a copy of the same to each of the Lenders. After the request of the Borrower, the Agent shall inform the Borrower in writing as to the status of satisfaction of the conditions precedent set forth in this Section 5.1.

     Section 5.2 All Extensions of Credit. The obligation of each Lender to make any Loan (including the initial Loan) and of the Agent to cause the Issuing Bank to issue any Letter of Credit under this Agreement is subject to the continued satisfaction of each of the conditions precedent set forth in
Section 5.1 and each of the following additional conditions precedent:

          (a) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Loan or the issuance of such Letter of Credit;

          (b) Representations and Warranties. All of the representations and warranties of the Borrower contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date unless they relate solely to an earlier date; and

          (c) Additional Documentation. The Agent shall have received such additional approvals, agreements, documents, and instruments as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 5.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

     Section 5.3 Closing Certificates. The Borrower shall, concurrently with the Closing Date (with respect to the conditions precedent set forth in Section 5.1) and concurrently with the date of the making of each other Loan or issuing of any Letter of Credit if requested by the Agent, execute and deliver to the Agent a certificate in form and substance satisfactory to the Agent certifying as to the satisfaction of each of the conditions precedent set forth in this
Article 5 which are required to be satisfied on or before such date (without regard to whether such matters are, in fact, satisfactory to the Agent to the extent that such satisfaction is required hereunder).

                                   ARTICLE 6

                        Representations and Warranties
                        ------------------------------

     The Borrower represents and warrants to the Agent and the Lenders that the following statements are on the Closing Date, and after giving effect to the funding of the initial Loans, if any, on the Closing Date will be, true, correct, and complete:

     Section 6.1 Existence. The Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, (b) has all requisite corporate power and authority to own its Properties and carry on its business as now conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could have a Material Adverse Effect. The Borrower has the power and authority and legal right to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

     Section 6.2  Financial Statements.  The Borrower has delivered to the
Agent and the Lenders (i) the audited consolidated financial statements (including balance sheet and statements of income or operations, shareholders' equity, and cash flow) of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 1998, and (ii) the unaudited financial statements (including balance sheet and statements of income or operations, shareholders' equity, and cash flow) of the Borrower and its Consolidated Subsidiaries as of and for the fiscal quarter ended September 30, 1999. All financial statements required to be delivered to the Agent in accordance with this Agreement (including, without limitation, those referred to in the immediately preceding sentence) are or will be when delivered (as applicable) true and correct, have been or will be (as applicable) prepared in accordance with GAAP (except for year-end adjustments and the absence of financial statement footnotes required by GAAP) and fairly and accurately present or will fairly and accurately present (as applicable), the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of operations for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the financial condition, results of operations, businesses, operations, Properties, capitalization, assets, or liabilities of the Borrower and its Consolidated Subsidiaries taken as a whole, or of the Borrower on an individual basis, since September 30, 1999.

     Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of the Loan Documents and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate of incorporation or bylaws of the Borrower, (ii) any Governmental Requirement or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement, document, or instrument to which the Borrower is a party or, in the case of this clause (iii), by which the Borrower or any of its Property is bound or subject, or (b) constitute a default under any material agreement, document, or instrument to which the Borrower is a party or, in the case of this clause (b), by which the Borrower or any of its Property is bound or subject, or result in the creation or imposition of any Lien upon any of the revenues or Property of the Borrower.

     Section 6.4 Operation of Business; Licenses. Each Related Party (a) possesses all material Licenses necessary or appropriate to conduct its businesses substantially as now conducted and as proposed to be conducted or for the ownership or use of any of its Properties and (b) has complied with all initial and on-going conditions to the issuance and use of all such Licenses except where failure to comply could not reasonably be expected to have a Material Adverse Effect. No Related Party is in violation of any such material Licenses which could be expected to result in any termination or cessation thereof. All of such Licenses are in full force and effect, and all provisions of such Licenses have been complied with in all material respects. To the knowledge of any Related Party, as of the Closing Date, no such License is subject to any pending or threatened revocation or termination proceeding or action.

     Section 6.5 Intellectual Property. Each Related Party owns or possesses (or will be licensed or have the full right to use) all material Intellectual Property which is necessary or appropriate for the operation of its businesses as now conducted and proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of any Related Party. No product or service of any Related Party infringes upon any Intellectual Property of any other Person, and no claim or litigation is, to the knowledge of any Related Party, pending or threatened against any Related Party contesting the right of a Related Party to sell or otherwise use any product or material or service which could be expected to have a Material Adverse Effect. There is no violation by any Related Party of any right of a Related Party with respect to any material Intellectual Property owned or used by a Related Party.

     Section 6.6 Litigation and Judgments. To the knowledge of any Related Party, each material action, suit, investigation, or proceeding in any court or before any arbitrator or mediator or before or by any Governmental Authority (whether or not any Governmental Authority is a party thereto) pending or threatened against or affecting any Related Party, or that relates to any of the Loan Documents as of the Closing Date, is disclosed on Schedule 6.6. None of such actions, suits, investigations, or proceedings could, if adversely determined, reasonably be expected to have a Material Adverse Effect. Except as may be disclosed on Schedule 6.6, as of the Closing Date, there are no outstanding judgments against any Related Party.

     Section 6.7 Rights in Properties; Liens. Each Related Party has good and indefeasible title to or, with respect to leasehold interests, valid leasehold interests in all of its material Properties and assets, real and personal, except where failure to have good and indefeasible title or valid leasehold interests could not be expected to have a Material Adverse Effect, and none of the Properties or leasehold interests of any Related Party is subject to any Lien, except Permitted Liens. Other than as set forth on Schedule 1.1, no Related Party has granted or voluntarily allowed or permitted to exist any Lien to or in favor of any Person which attaches or relates to any Property of any Related Party.

     Section 6.8 Enforceability. The Loan Documents have been duly and validly executed and delivered by the Borrower, and such Loan Documents constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 6.9 Approvals. No authorization, approval, or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of any of the Loan Documents, or for the validity or enforceability thereof, except for such consents, approvals, and filings as have been validly obtained or made and are in full force and effect. The consummation of the transactions contemplated by the Loan Documents does not require the consent or approval of any other Person, except such consents and approvals (a) as have been validly obtained and are in full force and effect or (b) as to which the failure to obtain is not, individually or in the aggregate, material.

     Section 6.10 Debt. As of the Closing Date, no Related Party has any Debt other than (a) the Obligations of the Borrower under this Agreement, and
(b) the Debt disclosed on Schedule 6.10.

     Section 6.11 Taxes. Each Related Party has filed (a) all tax returns (federal, state, and local) and reports required to be filed, including, without limitation, all income, franchise, employment, Property, and sales tax returns, and (b) all other material tax returns and reports required to be filed except where failure to file any such return or report could not be expected to have a Material Adverse Effect, and has paid all federal and other material taxes (shown on such returns or reports to be due and payable), assessments, fees, and other governmental charges levied or imposed upon it or its Properties, income, or assets otherwise due and payable before they become delinquent, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and no notice of Lien has been received by any Related Party. There is no proposed tax assessment against any Related Party which could, if the assessment were made, be expected to have a Material Adverse Effect.

     Section 6.12 Margin Securities. Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying margin stock.

     Section 6.13 ERISA. No Related Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 6.13. Each Plan of each Related Party is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last sixty (60) months with respect to any Plan that could be expected have a Material Adverse Effect. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. Neither any Related Party nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Related Party and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code or with respect to all of their respective Pension Plans subject to such requirements, and, as of the Closing Date except as specified on Schedule 6.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. Neither any Related Party nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or, to any Related Party's knowledge, threatened concerning or involving any Plan that could be expected to have a Material Adverse Effect. There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if any Related Party was required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan. No unfunded or unreserved liability for benefits under any Plan or Plans (exclusive of any Multiemployer Plans) exceeds $250,000 with respect to any such Plan, or $1,000,000 with respect to all such Plans, in the aggregate as of the Closing Date, on either a going-concern basis or a wind-up basis.

     Section 6.14 Disclosure. No written statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Agent or any Lender by any Related Party in connection with the Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to any Related Party which has had a Material Adverse Effect, and there is no fact known to any Related Party which might in the future have a Material Adverse Effect except as may have been disclosed in writing to the Agent.

     Section 6.15 Subsidiaries; Capitalization. Schedule 6.15 attached hereto contains, as of the Closing Date, complete and accurate information regarding (a) the identities of each of the Subsidiaries of the Borrower, (b) the number of issued and outstanding shares of each class of Capital Stock issued by each of the Borrower's Subsidiaries and the identities of, and number and percentage of each of such shares held by, the owner(s) (both of record and beneficially) of such Capital Stock, and (c) the jurisdiction of incorporation or other organization of each such Subsidiary.

     Section 6.16 Compliance With Laws. No Related Party is in violation of any Governmental Requirement, except for instances of non-compliance that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     Section 6.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.19  Environmental Matters.

          (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

               (i) each Related Party, and all of their respective Properties and operations are in full compliance with all Environmental Laws;

               (ii) no Related Party has received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance by such Person with all Environmental Laws;

               (iii) each Related Party has obtained all Licenses that are required under applicable Environmental Laws, and all such Licenses are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

               (iv) No Hazardous Materials exist on, about or within or have been (to the knowledge of any Related Party) or are being used, generated, stored, transported, disposed of on, or Released from any of the Properties of any Related Party except in compliance with applicable Environmental Laws;

               (v) the use which each Related Party makes and intends to make of its respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in or from any of their currently owned Properties except in compliance with applicable Environmental Laws;

               (vi) there are no conditions or circumstances associated with the currently owned or leased Properties or operations of any Related Party that could be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities;

               (vii) no Related Party, and none of their respective currently or previously owned or leased Properties or operations, is subject to any outstanding or, to the knowledge of any Related Party, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

               (viii) no Related Party is subject to, or has received written notice of any claim from any Person alleging that it is or will be subject to, any Environmental Liabilities;

               (ix) none of the Properties of any Related Party is a treatment facility (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law for temporary storage of Hazardous Materials generated on-site prior to their disposal off-
          site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq., regulations thereunder or any comparable provision of state law;

               (x) each Related Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws; and

               (xi) no Related Party has failed to file any notice required under applicable Environmental Law reporting a Release.

          (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any Related Party.

     Section 6.20  Year 2000 Compliance

          (a) The Borrower has (i) undertaken a detailed review and assessment of all areas within the respective business and operations of the Related Parties that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Related Party may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
     1999), (ii) developed a detailed plan for addressing the Year 2000 Problem on a timely basis, and (iii) implemented that plan in all material respects. The Borrower represents that all the Related Parties' computer applications that are material to their respective businesses and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant") except where any such non-performance could not be expected to have a Material Adverse Effect.

          (b) The Borrower has made inquiry of the Related Parties' key suppliers, vendors, and customers as to whether such Persons will on a timely basis be Year 2000 Compliant and, on the basis of that inquiry, believes that all such Persons are so compliant except where non-compliance could not be expected to result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of a Related Party the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

     Section 6.21 Labor Disputes and Acts of God. Neither the business nor the Properties of any Related Party are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that is having or could be expected to have a Material Adverse Effect.

     Section 6.22 Outstanding Securities. All outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of each Related Party have been offered, issued, sold, and delivered in compliance with all applicable Governmental Requirements.

     Section 6.23 Solvency. The Borrower is Solvent, both before and after giving effect to the Loans.

     Section 6.24 Employee Matters. Except as set forth on Schedule 6.25, as of the Closing Date (a) neither any Related Party nor any of their respective employees is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any

Related Party, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Related Party. There are no strikes, slowdowns, work stoppages, or controversies pending or, to the knowledge of any Related Party, threatened against, any Related Party or their respective employees which could have, either individually or in the aggregate, a Material Adverse Effect.

     Section 6.25 Insurance. Schedule 6.26 sets forth a complete and accurate description of all material policies of insurance that are in effect as of the Closing Date for the Related Parties and their respective Properties. No notice of cancellation has been received for any of such policies and each owner and holder of each such policy is in compliance with all of the terms and conditions of such policies.

     Section 6.26  Principal Place of Business.  The location of the
Borrower's principal place of business and where it keeps its books and records is located at the address of the Borrower set forth as the address for notices for the Borrower on the signature pages hereof.

     Section 6.27 Burdensome Agreements. No Related Party is a party to any indenture, loan agreement, credit agreement, stock purchase agreement, or any lease or other agreement, document, or instrument, or subject to any charter or corporate restriction, that is unduly and materially burdensome or that could be expected to have a Material Adverse Effect. No Related Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement, document, or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

     Section 6.28 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement (other than projections), or other instrument, delivered by the Borrower pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such representation, warranty, or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender, or any borrowing hereunder.

                                   ARTICLE 7

                             Affirmative Covenants
                             ---------------------

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, any Lender has any Commitment hereunder, or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

     Section 7.1 Reporting Requirements. The Borrower will furnish to the Agent and each Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1999 (i) a copy of the Borrower's annual report on Form 10-K (such annual report to include, without limitation, the annual audit report and other financial information referenced in clause (ii) of this Section 7.1(a)) filed by the Borrower as of the end of and for such fiscal year then ended, or (ii) a copy of the annual audit report of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year (including the balance sheet and the related statements of income or operations, shareholders' equity, and cash flows for such fiscal year), in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent certified public accountants of recognized standing acceptable to the Agent, which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations of the Borrower and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of the Borrower and its Consolidated Subsidiaries;

          (b) Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each month, beginning with the month ended December 31, 1999 (i) a copy of the unaudited consolidated balance sheet and the related consolidated statements of income or operations, shareholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries as of the end of and for such month in each case setting forth in comparative form the information or figures for the corresponding period of the preceding fiscal year, and certified by an appropriate Responsible Officer of the Borrower as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Consolidated Subsidiaries, except for year-end adjustments and financial statement footnotes required by GAAP and (ii) a current "backlog report" of the Borrower and its Consolidated Subsidiaries as of the end of such month;

          (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements for any fiscal year end referred to in Section 7.1(a) and for any fiscal quarter end referred to Section 7.1(b), a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit D ("Compliance Certificate"), appropriately completed (i) stating that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if one or more Defaults or Events of Default have occurred and are continuing, stating the nature thereof, when such Default(s) or Event(s) of Default occurred, and the steps, if any, being taken and proposed to be taken with respect thereto,
     (ii) setting forth the calculations necessary to establish the status of compliance with the covenants of Article 9 as of the date of the financial statements delivered concurrently therewith, (iii) setting forth the calculation of the Debt Ratio necessary to determine the Applicable Margin with respect to Libor Rate Loans, and (iv) setting forth the amount and date of any Restricted Payments made by any Related Party during the period covered by such Compliance Certificate;
          (d) Notice of Actions, Suits, Investigations, or Proceedings. Promptly after a Responsible Officer of the Borrower or any Consolidated Subsidiary obtains knowledge thereof, notice of all actions, suits, investigations, and proceedings in any court or before any arbitrator or mediator or before or by any Governmental Authority (whether or not any Governmental Authority is a party thereto) affecting the Borrower or any of its Subsidiaries or any License of the Borrower or any of its Subsidiaries, which, if determined adversely to such Person, could reasonably be expected to have a Material Adverse Effect;

          (e) Notice of Default, Etc. As soon as possible and in any event immediately upon the Borrower's knowledge of the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (f) ERISA Plan Reports. Promptly after the filing or receipt thereof, copies of all reports, including, without limitation, annual reports, and notices which any Related Party or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to a Pension Plan or for which any Related Party has any potential liability, and, as soon as possible and in any event within five (5) days after any Related Party knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC, any Related Party, or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer the Borrower setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction, or termination and the action that the Borrower and/or any other Related Party has taken and proposes to take with respect thereto;

          (g) Proxy Statements, Etc. As soon as available, one copy of each (if any) financial statement, report, notice, or proxy statement sent by the Borrower to its stockholders or other security holders generally and one copy of each (if any) regular, periodic, or special report (including, without limitation, reports on forms 10-Q and 8-K), registration statement, or prospectus filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (h) Plan Information. From time to time, as requested by the Agent or any Lender, such books, records, and other documents relating to any Pension Plan as the Agent or any Lender may reasonably specify; prior to any termination, partial termination, or merger of a Pension Plan covering employees of any Related Party or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of any Related Party or any ERISA Affiliate, written notification thereof; promptly upon such Related Party's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion, and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;

          (i) Projections. No sooner than thirty (30) days prior to the beginning of each fiscal year and no later than the final day of each fiscal year, annual forecasts prepared by the Borrower during such time period (to include forecasted consolidated balance sheets, statements of income, and expenses) for the Related Parties as at the end of and for each month of such succeeding fiscal year and consolidated statements of cash flow for the Related Parties as at the end of and for each month of such succeeding fiscal year.

          (j) Management Letters. Promptly upon each receipt thereof by any Related Party, a copy of any management letter or other written report submitted to such Related Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or Properties of any Related Party;

          (k) Reports to Other Creditors. Promptly after the furnishing thereof, a copy of any financial or other material statement or report furnished by any Related Party to any other party pursuant to the terms of any indenture, loan, stock purchase, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Lenders pursuant to any other clause of this Section 7.1;

          (l) Notice of Material Adverse Effect. Within two (2) Business Days after any Responsible Officer of any Related Party becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

          (m) Environmental Assessments and Notices. Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any Property of any Related Party and each notice sent by any Governmental Authority to any Related Party relating to any failure or alleged failure to comply with any Environmental Law or any liability with respect thereto; and

          (n) General Information. Promptly, such other business, financial, corporate affairs, and other similar information concerning the Related Parties as the Agent or any Lender may from time to time reasonably request.

     Section 7.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each of the other Related Parties to, preserve and maintain its existence and all of its leases, privileges, Licenses, qualifications, Intellectual Property, intangible Property, and contract and other rights that are necessary or appropriate in the ordinary conduct of its business. The Borrower will, and will cause each of the other Related Parties to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 7.3 Maintenance of Properties and Licenses. The Borrower will, and will cause each of the other Related Parties to, maintain, keep, and preserve all of its Properties and Licenses necessary in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, and replacements and improvements thereof.

     Section 7.4 Taxes and Claims. The Borrower will, and will cause each of the other Related Parties to, pay or discharge before becoming delinquent (a) all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that none of the Related Parties shall be required to pay or discharge any tax, levy, assessment, or governmental charge, or claim for labor, material, or supplies, whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

     Section 7.5  Insurance.   The Borrower will, and will cause each of the
other Related Parties to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities (which may to the extent such corporations or entities are in whole or in part self-insured against certain risks, include self-insurance), provided that in any event the Related Parties will maintain (subject to the preceding self-insurance provisions):

          (a) Property Insurance. Insurance against loss or damage covering substantially all of the tangible real and personal Property of such Person by reason of any Peril (as defined below) in such amounts as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts as are reasonably available as determined by the Borrower's independent insurance broker.

          (b) Automobile Liability Insurance for Bodily Injury and Property Damage. Insurance in respect of all vehicles (whether owned, hired or rented by such Person) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (c) Comprehensive General Liability Insurance. Insurance against claims for bodily injury, death, or Property damage occurring on, in or about the real Property of such Person, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (d) Workers' Compensation Insurance. Workers' compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

All insurance shall be written by financially responsible companies selected by the applicable Related Party and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Agent. For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles, and smoke, and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Related Parties are located.

     Section 7.6 Inspection Rights. The Borrower will, and will cause each other Related Party to, permit representatives and agents of the Agent and the Lenders, during normal business hours, to examine, copy, and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations, and financial condition with its officers and independent certified public accountants. The Borrower will authorize, and will cause each other Related Party to authorize, its accountants in writing (with a copy to the Agent) to comply with this Section 7.6. The costs and expenses of the Agent and the Lenders incurred pursuant to this Section shall be paid for by each such inspecting Person unless an Event of Default shall have occurred and be continuing in which case such costs and expenses shall be paid for by the Borrower pursuant to Section 12.1.

     Section 7.7 Keeping Books and Records. The Borrower will, and will cause each other Related Party to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full, and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 7.1 are hereafter required or permitted by GAAP and are adopted by the Borrower with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the covenants, standards, or terms contained in this Agreement, the Borrower and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the financial condition or performance of the Borrower and its Subsidiaries shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

     Section 7.8 Compliance With Laws. The Borrower will, and will cause each other Related Party to, comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 7.9 Compliance With Agreements. The Borrower will, and will cause each other Related Party to, comply with all agreements, documents, and instruments binding on it or affecting its Properties or business, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 7.10 Further Assurances. The Borrower will execute and deliver, and will cause each other Related Party to execute and deliver, such further agreements, documents, and instruments and take such further actions as may be requested by the Agent to carry out the terms and provisions and purposes of this Agreement and the other Loan Documents and to evidence the Obligations. Without limiting the generality of the foregoing, the Borrower will take all necessary actions to and otherwise ensure that, at all times, the Obligations will rank at least pari passu in respect of priority of treatment with all other present and future Debt of the Borrower (excluding rights of secured parties with respect to Permitted Liens).

     Section 7.11  ERISA.  The Borrower will, and will cause each other
Related Party and each ERISA Affiliate to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability thereunder in excess of $1,000,000.

     Section 7.12 Non-Consolidation. The Borrower will, and will cause each other Related Party to: (a) maintain books and records of account separate from those of any other entity which is an Affiliate of such Related Party; (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such Related Party; and (c) provide that its Board of Directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's actions, which meetings will be separate from those of any other Related Party.

     Section 7.13 Year 2000 Compliance. The Borrower will, and will cause each other Related Party, promptly notify Agent in the event any Related Party discovers or determines that any computer application (including those of its suppliers and vendors) that is material to it or any of its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     Section 7.14  Delivery of Certain Amendments and Funded Debt Documents.
The Borrower will, and will cause each other Related Party to, promptly deliver to the Agent any amendment, modification, or supplement to (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations, or other constitutional documents of any Related Party and (b) any agreement, document, or instrument entered into by a Related Party evidencing any Funded Debt. The Borrower will, and will cause each other Related Party to, deliver to the Agent, promptly after any agreement, document, or instrument entered into by a Related Party evidencing any Funded Debt comes into existence, a true and correct copy of each such agreement, document, or instrument.

                                   ARTICLE 8

                              Negative Covenants
                              ------------------

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, any Lender has any Commitment hereunder, or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

     Section 8.1 Debt. The Borrower will not, nor will it permit any other Related Party to, incur, create, assume, or permit to exist any Debt, except:

             (a)  Debt to the Lenders pursuant to the Loan Documents;

             (b) existing Debt in the principal amounts and as otherwise described on Schedule 6.10 (including, without limitation, the Borrower's present $5,000,000 unsecured revolving line of credit with Chase Bank of Texas, N.A.) and renewals, extensions, or refinancings of such Debt which do not increase the outstanding principal amount of such Debt, which do not shorten the maturity of any principal of such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date;

             (c) liabilities of the Borrower in respect of unfunded vested benefits under any Plan if and to the extent that the existence of such liabilities will not constitute, cause or result in a Default or Event of Default;

             (d) intercompany Debt between or among the Borrower and any of its Consolidated Subsidiaries;

          (e) other unsecured Debt and Debt secured by Liens of the type described in clause (h) of the definition of Permitted Liens; provided that the aggregate amount of all such Debt shall not at any time exceed $6,000,000; and

          (f) Debt evidenced by promissory notes with a term of not more than five (5) years payable to creditors of "Comelor"; provided that the aggregate amount of Debt evidenced thereby shall not at any time exceed $3,000,000.

     Section 8.2 Limitation on Liens. The Borrower will not, nor will it permit any other Related Party to, incur, create, assume, or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens.

     Section 8.3 Mergers, Etc. The Borrower will not, nor will it permit any other Related Party to, (a) become a party to a merger or consolidation, (b) wind-up, dissolve, or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that any Consolidated Subsidiary of the Borrower may merge with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower if the Borrower or such Wholly-Owned Subsidiary of the Borrower is the surviving entity in such merger, provided that no consideration is given by the surviving entity in such merger other than Capital Stock of the surviving entity.

     Section 8.4 Restricted Payments. The Borrower will not, nor will it permit any other Related Party to, make any Restricted Payments, except:

             (a) beginning with the fiscal year ending December 31, 1999, and continuing for each fiscal year thereafter, the Borrower may declare and pay dividends on, or make other Restricted Payments in respect of, any or all classes of its Capital Stock in an aggregate amount not in excess of the greater of (i) $12,000,000 or (ii) fifty percent (50.0%) of Net Income for such fiscal year; provided that any such Restricted Payment to be made pursuant to clause (i) preceding shall be made within 120 days of the end of the applicable fiscal year;

             (b) the Borrower may declare and pay dividends on any class of its Capital Stock payable solely in shares of Capital Stock of the Borrower;

             (c) any Related Party may make Restricted Payments to any other Related Party; and

             (d) the Borrower each other Related Party may make loans or advances to employees, officers, and directors of the Related Parties in the ordinary course of business that do not exceed $1,000,000 in aggregate amount at any time outstanding;

provided, however, that no Restricted Payments may be made pursuant to clause
(a) preceding if any Default or Event of Default exists at the time of the declaration of such Restricted Payment or if the making of such Restricted Payment on the date of declaration would result in a Default or Event of Default on such date.

     Section 8.5 Limitation on Issuance of Capital Stock. The Borrower will not permit any other Related Party to, at any time issue, sell, assign, or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant, or other right to acquire any of its Capital Stock, in each case to any Person other than another Related Party.

     Section 8.6 Transactions with Affiliates. The Borrower will not, nor will it permit any other Related Party to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property or the rendering of any service, with any Affiliate of the Borrower, other than a Related Party, except upon fair and reasonable terms no less favorable to such Related Party, than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower.

     Section 8.7 Sale and Leaseback. The Borrower will not, nor will it permit any other Related Party to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person; provided that the Related Parties may enter into any such arrangement for which the Capital Lease Obligations incurred are permitted under Section 8.1.

     Section 8.8 Lines of Business. The Borrower will not, and will not permit any other Related Party to, (a) engage in any business other than the lines of business in which it is engaged on the Closing Date and matters incidental thereto or (b) discontinue any line or lines of business which provide material revenues to such Related Party in which it is engaged on the Closing Date.

     Section 8.9 Environmental Protection. The Borrower will not, nor will it permit any other Related Party to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which any Related Party would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

     Section 8.10 Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents, the Borrower will not, nor will it permit any other Related Party to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Related Party to (a) pay dividends or make any other distribution to the Borrower or any other Related Party in respect of the Capital Stock of such Related Party or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to any Related Party,
(c) make any loan or advance or capital contribution to any Related Party, or
(d) sell, lease, or transfer any of its Property to any Related Party.

     Section 8.11 ERISA. The Borrower will not, nor will it permit any other Related Party to:

             (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $250,000 with respect to any such Plan or $1,000,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or

             (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

     Section 8.12 Disposition of Assets. The Borrower will not permit the aggregate of all Asset Dispositions of the Related Parties to exceed $15,000,000 after the Closing Date.

                                   ARTICLE 9

                              Financial Covenants
                              -------------------

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, any Lender has any Commitment hereunder, or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

     Section 9.1 Minimum Tangible Net Worth. At all times from and after December 31, 1999, the Borrower will not permit its Tangible Net Worth to be less than $135,000,000.

     Section 9.2 Leverage Ratio. As of the end of each of the Borrower's fiscal quarters, commencing with the fiscal quarter ending on December 31, 1999, the Borrower shall not permit the Leverage Ratio as of such fiscal quarter end to exceed 0.75 to 1.00.

     Section 9.3 Interest Coverage. As of the end of each of the Borrower's fiscal quarters, commencing with the fiscal quarter ending on March 31, 2000, the Borrower shall not permit the Interest Coverage Ratio as of such fiscal quarter end, calculated for the preceding four (4) consecutive fiscal quarter period to be less than 2.00 to 1.00.

     Section 9.4 Net Income. For the Borrower's fiscal year ending December 31, 1999, the Borrower will not permit Net Income of the Borrower and its Consolidated Subsidiaries to be less than a loss of $3,000,000 (i.e. $- 3,000,000).

                                  ARTICLE 10

                                    Default
                                    -------

     Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

             (a) (i) the Borrower shall fail to pay, repay, or prepay when due, any amount of principal or interest owing to any Lender pursuant to this Agreement or any other Loan Document, or (ii) the Borrower shall fail to pay, within two (2) Business Days after the due date thereof, any fee, expense, or other amount or other Obligation owing to the Agent or any Lender pursuant to this Agreement or any other Loan Document;

             (b) any representation or warranty made or deemed made by or on behalf of the Borrower in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made;

             (c) the Borrower or any of its Subsidiaries shall fail to perform, observe, or comply with any covenant, agreement or term contained in Section 7.1(e), Section 7.2, Section 7.6, Section 7.10, Article 8 or
     Article 9, the Borrower or any of its Subsidiaries shall fail to perform, observe, or comply with any covenant, agreement, or term contained in
     Section 7.1 (other than Section 7.1(e)) and such failure is not remedied or waived within ten (10) days after such failure commenced, or the Borrower or any of its Subsidiaries shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of thirty
     (30) days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period;

             (d)  the Borrower ceases to be Solvent;
             (e) any Related Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or administrator of itself or of all or a substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, subject to any applicable grace periods, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, or winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable Governmental Requirement, (vii) dissolve, or (viii) take any action for the purpose of effecting any of the foregoing;

             (f) a proceeding or case shall be commenced, without the application or consent of any Related Party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator, or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, or winding up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days, or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against any Related Party and shall continue unstayed and in effect for any period of sixty (60) consecutive days;

             (g) any Related Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $3,000,000 against any of its Properties;

             (h) a final judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate shall be rendered by a court or courts against any Related Party on claims not covered by insurance and the same shall not be discharged, bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and any Related Party shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

             (i) any Related Party shall fail to pay when due any principal of or interest on any Debt of such Related Party (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $3,000,000 or the maturity of any such Debt shall have been accelerated, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment;

             (j) this Agreement or any other Loan Document shall in any material respect cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or the Borrower shall deny that it has further liability or obligation under any of the Loan Documents;

             (k) any of the following events shall occur or exist with respect to any Related Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code) in excess of $1,000,000, whether or not waived, shall exist with respect to any Pension Plan; or
     (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Required Lenders subject any Related Party or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $1,000,000; or

          (l) the occurrence of any Change in Control;

provided that the enumeration of Events of Default in this Section 10.1 shall not impair the nature of the Revolving Loans B as being payable ON DEMAND pursuant to Section 2.3(b).

     Section 10.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may and, if directed by the Required Lenders, the Agent shall do any one or more of the following:

             (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Revolving Loans A and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

             (b) Termination of Commitments. Terminate each of the Commitments (including, without limitation, any obligation of the Agent to cause the Issuing Bank to issue any Letter of Credit) without notice to the Borrower;
             (c)   Judgment.  Reduce any claim to judgment; or

             (d) Rights. Exercise any and all rights and remedies afforded by the applicable laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise;

provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or Section 10.1(f), the Commitments of all of the Lenders (including, without limitation, any obligation of the Agent to cause the Issuing Bank to issue any Letter of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. The remedies of the Agent and the Lenders set forth herein are in addition to any additional rights and remedies that Bank of America may have with respect to the Revolving Loans B as set forth in Section 2.3(b). Notwithstanding any other provision of this Section 10.2, with respect to the Revolving Loans B, the foregoing enumeration of remedies available to the Agent and/or Bank of America shall not impair the nature of the Revolving Loans B as being payable on DEMAND pursuant to Section 2.3(b).

     Section 10.3 Performance by the Agent, Etc. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may perform or attempt to perform, or may cause any Lender (with the consent of such Lender) to perform or attempt to perform, such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at its Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any other Person under this Agreement or any of the other Loan Documents.

                                  ARTICLE 11

                                   The Agent
                                   ---------

     Section 11.1  Appointment, Powers, and Immunities.

             (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to the Lenders for any recitals, statements, representations, or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including, without limitation, counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required

     Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. The Agent shall not be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist against the Agent for the benefit of any Lender. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

             (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Issuing Bank and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article 11 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letters of Credit Agreements pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 11, included the Issuing Bank with respect to such acts or omissions, and
     (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

             (c) Except for the provisions of Section 11.6 and Section 11.7, the provisions of this Article 11 are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary to any of the provisions contained in this Article 11.

     Section 11.2 Rights of Agent as a Lender. With respect to its Commitments, the Loans made by it and the Note(s) issued to it, Bank of America (and any successor acting as the Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust, or other business with, the Borrower or any of its Affiliates and any other Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if it were not acting as the Agent or the Issuing Bank and without any duty to account therefor to the Lenders.

     Section 11.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default the Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Agent shall (subject to Section 11.1) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall seem advisable and in the best interest of the Lenders.

     Section 11.4  Indemnification.  EACH LENDER HEREBY AGREES TO INDEMNIFY
THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTION 12.1 AND SECTION 12.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTION 12.1 AND SECTION 12.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE AGGREGATE COMMITMENTS), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED,

HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 11.4, EACH LENDER AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE AGGREGATE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     Section 11.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Related Parties and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document or to inspect the Properties or books of the Borrower (or any other Person). Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower which may come into the possession of the Agent or any of its Affiliates.

     Section 11.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with any of its Commitments shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

     Section 11.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent. Notwithstanding the foregoing, if the Agent is also acting as the Issuing Bank, simultaneously with appointment of a successor Agent as provided herein such successor Agent shall assume all of the duties and obligations of the resigning Agent as the Issuing Bank pursuant to documentation in form and substance satisfactory to the resigning Agent.

                                  ARTICLE 12

                                 Miscellaneous
                                 -------------

     Section 12.1 Expenses. The Borrower hereby agrees, on demand, to pay or reimburse the Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent accrued in connection with the arranging, drafting, preparation, negotiation, execution, and/or delivery of the Loan Documents and in connection with any and all waivers, amendments, modifications, renewals, extensions, and supplements of or to the Loan Documents, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of outside legal counsel (including all local counsel) for the Agent, (b) all out-of-pocket costs and expenses of the Agent and the Lenders in connection with any Default or Event of Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for the Agent and/or any Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants, and search reports, and
(e) all reasonable fees, costs, and expenses of the Agent or the Issuing Bank arising in connection with any Letter of Credit, including, without limitation, the Issuing Bank's customary fees for amendments, transfers, and drawings on Letters of Credit.

     Section 12.2  Indemnification.  THE BORROWER HEREBY AGREES TO INDEMNIFY
THE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE DRAFTING, PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY WHETHER OR NOT SUCH EXERCISE IS IN COMPLIANCE WITH LAWS AFFECTING OTHER PERSONS OR RESULTS IN DAMAGES PAYABLE TO OTHER PERSONS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (d) ANY BREACH BY THE BORROWER OF ANY MATERIAL REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS,
(e) THE USE OR PROPOSED USE OF ANY LOAN, (f) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE, OR CLAIM IS THE DIRECT RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, OR (g) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY ANY RELATED PARTY, ANY CREDITOR OR ANY OTHER PERSON; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED OR TO THE EXTENT THE AMOUNT OTHERWISE INDEMNIFIED AGAINST IS PAYABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS
SECTION 12.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 12.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS.

     Section 12.3 Limitation of Liability. None of the Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Related Party or any Affiliate any Related Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent, any Lender, or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent and the Lenders shall have the right to act exclusively in the interest of the Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Related Party or any of their respective Affiliates or any other Person.

     Section 12.5 No Fiduciary Relationship. The relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Agent nor any Lender has any fiduciary or other special relationship the Borrower or any other Related Party or any of their respective Affiliates, and no term, provision, or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, between any other Related Party and any Lender, or between any such Affiliate and any Lender to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower, any other Related Party, or any of their respective Affiliates and the Lenders.

     Section 12.6 Equitable Relief. The Borrower recognizes that, in the event it fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 12.8  Successors and Assigns.

             (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Agent and the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged,
     (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) the Lenders shall not grant any participation under which the participant shall have the right to approve (or under which the consent of the participant must be obtained prior to the Lenders' being able to approve) any amendment or waiver of this Agreement or the other Loan Documents, except to the extent that such amendment or waiver (A) increases any Commitment, (B) reduces the interest rate or the amount of principal or fees applicable to the Loans or Commitments in which such participant is participating, (C) extends any Maturity Date, or (E) releases any Related Party from its monetary Obligations (if any) under any of the Loan Documents.

             (b) The Borrower and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees (each an "Assignee") all or any part of its rights and/or obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and/or Loans); provided, however, that
     (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and/or obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of (A) an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents or (B) an assignment by a Lender to an Affiliate of such Lender, to another Lender, the amount of the Commitment(s) and/or Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 calculated based upon the aggregate amount of the Commitment(s) and/or Loans assigned, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof or such other date as may be approved by the Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Section 12.1 and
     Section 12.2 accrued through the date of assignment shall continue). At the Agent's request, the Borrower will use all commercially reasonable means to assist the Agent in connection with the Agent's efforts to assign Commitments and/or Loans under this Agreement. Such assistance shall include, without limitation, making senior officers of the Borrower available for meetings with prospective Lenders and participants and providing (in a timely manner) such other assistance as may be reasonably requested by the Agent and/or its advisors, including, without limitation, providing information to and responding to inquiries from such prospective Lenders and participants with respect to the businesses, operations, business plan, financial condition, and results of operations of the Borrower.

             (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrower, any other Related Party or any of their respective Affiliates or the performance or observance by the Borrower, any other Related Party, or any of their respective Affiliates of any of their respective obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements delivered by the Borrower pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

             (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note(s) subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at the Borrower's expense, shall execute and deliver to the Agent in exchange for each surrendered Note evidencing the Loans assigned, a new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B-1 or Exhibit B-2, as applicable.

             (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 12.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrower, any other Related Party, or any of their respective Affiliates furnished to such Lender by the Borrower, any other Related Party or any of their respective Affiliates; provided that each such actual or proposed Assignee or participant shall agree to maintain the confidentiality of any information provided in connection with such proposed assignment.

             (g) Any Lender may assign and pledge any Note held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by the Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

             (h) Notwithstanding any other provision of this Agreement (other than Section 12.8(g)), Bank of America agrees that it will at all times during the term of this Agreement hold, free and clear of any participation or other interest therein, the entire Revolving Loans B Commitment and the Revolving

     Loans B outstanding thereunder; provided that in the event that any Event of Default occurs hereunder, the provisions of this Section 12.8(h) shall no longer be of any force or effect.

     Section 12.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4, Section 12.1, and Section 12.2 shall survive repayment of the Loans and the Reimbursement Obligations, termination of the Commitments, and payment of the other Obligations.

     Section 12.10  Entire Agreement.  THIS WRITTEN AGREEMENT SUPERSEDES ANY
AND ALL PRIOR COMMITMENTS (INCLUDING, WITHOUT LIMITATION, ANY COMMITMENT LETTER), TERM SHEETS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Section 12.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Borrower in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all affected Lenders and the Borrower, do any of the following: (a) increase the Commitments of the Lenders (or any Lender) or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans and the Reimbursement Obligations or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans and the Reimbursement Obligations or any fees or other amounts payable hereunder; (d) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; or (e) change any provision contained in Section 3.2, Section 3.3, or this Section 12.11 or modify the definition of "Required Lenders" contained in Section 1.1; and provided further, however, that no amendment, waiver, or consent relating to Sections 11.1, 11.2, 11.3, 11.4, or
11.5 shall require the agreement of the Borrower. Notwithstanding anything to the contrary contained in this Section 12.11, no amendment, waiver, or consent shall be made with respect to (i) Article 11 without the prior written consent of the Agent, (ii) any condition precedent set forth in Article 5 with respect to the making of any Loans without the prior written consent of the Lenders that hold, at the time of such amendment, waiver, or consent (A) with respect to any condition precedent to the making of any Loan under the Revolving Loans A Commitments, at least a majority (in Dollar amount) of the outstanding Revolving Loans A Commitments and (B) with respect to any condition precedent to the making of any Loan under the Revolving Loans B Commitment, Bank of America,
(iii) the interest rate applicable to the Revolving Loans A or the Maturity Date of the Revolving Loans A, in each case without the prior written consent of the Lenders that hold, at the time of such amendment, waiver, or consent, at least a majority (in Dollar amount) of the outstanding Revolving Loans A Commitments, or
(iv) the interest rate applicable to the Revolving Loans B or the Maturity Date of the Revolving Loans B, in each case without the prior written consent of Bank of America.

     Section 12.12  Maximum Interest Rate.

             (a) No interest rate specified in any Loan Document (the "Contract Rate") shall at any time exceed the Maximum Rate. If at any time the Contract Rate for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

             (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower (if any) shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
     (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

             (c) The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 12.13 Notices. All notices and other communications provided for in any Loan Document shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, five
(5) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Section 2.9 or Section 2.14 shall not be effective until received by the Agent. Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or telecopy is solely for the convenience and at the request of the Borrower. The Agent, the Lenders, and the Issuing Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and neither the Agent, any Lender, nor the Issuing Bank shall have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent, any Lender, or the Issuing Bank in reliance upon such telephonic or telecopy notice. The obligation of the Borrower to repay the Loans and pay the Reimbursement Obligations shall not be affected in any way or to any extent by any failure of the Agent, any Lender, or the Issuing Bank to receive written confirmation of any telephonic or telecopy notice or the receipt by the Agent, any Lender, or the Issuing Bank of a confirmation which is at variance with the terms understood by the Agent, such Lender, or the Issuing Bank to be contained in such telephonic or telecopy notice.

     Section 12.14 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE U.S. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN SMITH COUNTY, TEXAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. THE BORROWER IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.13. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY OTHER RELATED PARTY AGAINST THE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN SMITH COUNTY, TEXAS.

     Section 12.15 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 12.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.17 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 12.18 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 12.19 Construction. The Borrower, the Agent, and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 12.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 12.21 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent, or exercise of judgment of the Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Agent or such Lender, respectively, and the Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Agent or such Lender, and (b) no approval or consent of the Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              BORROWER:
                              --------

                              LUFKIN INDUSTRIES, INC.


                              By:        /s/ R. D. Leslie
                                 -----------------------
                              Name:      R. D. Leslie
                                    ---------------------
                              Title: Treasurer/Director of Financial Operations
                                     ------------------------------------------

                              Address for Notices:
                              -------------------

                              601 South Raguet
                              Lufkin, Texas 75901
                              Attn:  Brad Brenneman
                              Telecopy No.:  409-637-5565

                                    AGENT:
                                    -----

                                    BANK OF AMERICA, NATIONAL ASSOCIATION


                                    By:      /s/ Roger Harrison
                                        -----------------------
                                    Name:        Roger Harrison
                                          ---------------------
                                    Title:       Vice President
                                           --------------------

                                    Address for Notices:
                                    --------------------
                                    110 North  College  Street
                                    Tyler, Texas 75702
                                    Attn:           Roger D. Harrison
                                    Telecopy No.:   903-535-5690

                                    LENDERS:
                                    --------
Commitments:                        BANK OF AMERICA, NATIONAL
------------                        ASSOCIATION

Revolving Loans A Commitment
      $20,000,000

Revolving Loans B Commitment        By:     /s/ Roger Harrison
      $5,000,000                        -----------------------
                                    Name:       Roger Harrison
                                          ---------------------
                                    Title:      Vice President
                                           --------------------


                                    Address for Notices:
                                    -------------------
                                    110 North College
                                    Tyler, Texas 75710
                                    Attn:  Roger D. Harrison
                                    Telecopy No.:  903-535-5690

                                    Applicable Lending Office for Prime Rate Loans,
                                    -----------------------------------------------
                                    Fed Funds Rate Loans, and Libor Rate Loans:
                                    -------------------------------------------

                                    110 North College
                                    Tyler, Texas 75710
                                    Attn:  Roger D. Harrison
                                    Telecopy No.:  903-535-5690